UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.          )

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THE WENDY’S COMPANY

Name of the Registrant as Specified In Its Charter

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The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

April 18, 2019

Dear Fellow Stockholders:

We are pleased to invite you to join us at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) on Tuesday, June 4, 2019 at 10:00 a.m. (Eastern Time). The Annual Meeting will be held at the Thomas Conference Center located at the Company’s principal executive offices at One Dave Thomas Boulevard, Dublin, Ohio 43017. The Board of Directors and management hope that you will be able to attend the Annual Meeting.

The business to be conducted at the Annual Meeting is described in the Notice of 2019 Annual Meeting of Stockholders and Proxy Statement. We also look forward to reporting on the Company’s 2018 performance and our plans for driving continued global growth, strengthening the Wendy’s® brand and delivering value for you, our stockholders.

We encourage you to participate in the Annual Meeting. Please refer to the Proxy Statement for information regarding attendance and admission requirements. Also, whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by completing and returning your proxy card in the enclosed envelope or to the address indicated on your proxy card or voting instruction form. You may also cast your vote by telephone or via the Internet as described in the instructions included with your proxy materials. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your previously submitted proxy as explained in the Proxy Statement.

Thank you for your continued support and investment in The Wendy’s Company.

Sincerely,

TODD A. PENEGOR
President and Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 4, 2019, 10:00 a.m. (Eastern Time)

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) will be held on Tuesday, June 4, 2019 at 10:00 a.m. (Eastern Time) at the Thomas Conference Center located at the Company’s principal executive offices at One Dave Thomas Boulevard, Dublin, Ohio 43017.

ITEMS OF BUSINESS

At the Annual Meeting, you will be asked to:

(1)	Elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019;

(3)	Vote on an advisory resolution to approve executive compensation; and

(4)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is April 8, 2019. Only holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to vote on all business transacted at the Annual Meeting or any adjournment or postponement thereof.

VOTING YOUR PROXY

Your vote is important! Stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please promptly complete and return your proxy card in the enclosed envelope, or you may submit your proxy by telephone or via the Internet as described in your proxy card or voting instructions form. You may vote in person if you attend the Annual Meeting.

ANNUAL MEETING ADMISSION

To be admitted to the Annual Meeting, you will be required to present a valid government-issued photo identification (such as a driver’s license or passport) and valid proof of stock ownership on the record date, based on whether you are a registered stockholder or a beneficial owner of shares. In addition, if you are a beneficial owner, you must also provide a legal proxy from the record holder to vote your shares in person at the Annual Meeting. Please read the accompanying proxy statement for additional important information about Annual Meeting admission requirements.

By Order of the Board of Directors:

E. J. WUNSCH

Chief Legal Officer and Secretary

April 18, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be held on June 4, 2019: This Notice of Annual Meeting of Stockholders, the Proxy Statement

and the 2018 Annual Report to Stockholders are available at www.proxyvote.com.

        The Wendy’s Company 2019 Proxy Statement        i

ii        The Wendy’s Company 2019 Proxy Statement

The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information about The Wendy’s Company (“Wendy’s” or the “Company”) and certain information contained elsewhere in this Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders to be held on Tuesday, June 4, 2019 at 10:00 a.m. (Eastern Time), and any adjournment or postponement thereof (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2018 performance, please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018 (the “2018 Form 10-K”). References in this Proxy Statement to “2018,” “2017,” “2016” and other years refer to the Company’s fiscal year for the respective period indicated. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.

HOW TO CAST YOUR VOTE

Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible in one of the following ways:

Internet	Telephone	Mail
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Call (800) 690-6903. You will need the 16-digit number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Complete, sign and date your proxy card or voting instruction form and return it in the envelope provided or to the address indicated on your proxy card or voting instruction form.

If you are a beneficial owner of shares and plan to attend the Annual Meeting and vote in person, you will be required to provide a legal proxy from the record holder to vote those shares at the Annual Meeting. Also, please read the Proxy Statement for additional important information about Annual Meeting admission requirements for all stockholders.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	BOARD PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1:	Election of 11 directors.	FOR each nominee	9

Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.	FOR	73

Proposal 3:	Advisory resolution to approve executive compensation.	FOR	75

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DIRECTOR NOMINEES

The following table provides summary information about the 11 director nominees. Additional information about each nominee’s experience, qualifications, attributes and skills can be found under the caption “Proposal 1—Election of Directors—Director Nominee Qualifications and Biographical Information.”

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	CURRENT BOARD COMMITTEES (1)(2)	OTHER PUBLIC BOARDS

Nelson Peltz	76	1993 (3)	Chief Executive Officer and Founding Partner of Trian Fund Management, L.P.		CSR*, Executive*	3
Peter W. May	76	1993 (3)	President and Founding Partner of Trian Fund Management, L.P.	✓	CI*, Compensation, CSR, Executive, Tech*	1
Kristin A. Dolan	53	2017	Chief Executive Officer and Founder of 605 LLC	✓	Tech	4
Kenneth W. Gilbert	68	2017	Former Chief Marketing Officer of VOSS of Norway ASA	✓	CSR, Tech	—
Dennis M. Kass	68	2015	Former Chairman and Chief Executive Officer of Jennison Associates, LLC	✓	Audit, Compensation	—
Joseph A. Levato	78	1996 (3)	Former Executive Vice President and Chief Financial Officer of Triarc Companies, Inc. (predecessor to The Wendy’s Company)	✓	Audit, Compensation, Executive, NCG	—
Michelle “Mich” J. Mathews-Spradlin	52	2015	Former Chief Marketing Officer and Senior Vice President of Microsoft Corporation	✓	Compensation, CSR, Tech	—
Matthew H. Peltz	36	2015	Partner and Senior Analyst of Trian Fund Management, L.P.		CI, CSR, Tech	—
Todd A. Penegor	53	2016	President and Chief Executive Officer of The Wendy’s Company		CI, Executive	—
Peter H. Rothschild	63	2010	Partner, East Wind Advisors, LLC	✓	Audit, Compensation*, NCG*	—
Arthur B. Winkleblack	61	2016	Former Executive Vice President and Chief Financial Officer of H. J. Heinz Company	✓	Audit*, NCG	2

*	Committee Chair

(1)	CI: Capital and Investment; CSR: Corporate Social Responsibility; NCG: Nominating and Corporate Governance; Tech: Technology.

(2)	It is anticipated that the Board of Directors will determine committee assignments at the Board’s organizational meeting immediately following the Annual Meeting.

(3)

Messrs. N. Peltz, May and Levato have been directors of the Company since September 2008, when the Company commenced its current business—the ownership and franchising of the Wendy’s® restaurant system. Messrs. Peltz and May served as directors of the Company’s predecessor companies from April 1993, and Mr. Levato from June 1996, until September 2008 when Wendy’s International, Inc. merged with Triarc Companies, Inc., the predecessor to The Wendy’s Company.

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CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining strong corporate governance practices as a critical component of driving sustained stockholder value. The Company’s Board of Directors (the “Board of Directors” or the “Board”) continually monitors emerging best practices in corporate governance to serve the interests of our stockholders. Highlights of our current governance practices are set forth in the following tables.

BOARD OF DIRECTORS	STOCKHOLDER INTERESTS	EXECUTIVE COMPENSATION

•  Annual election of directors.

•  Majority voting for directors in uncontested elections with director resignation policy.

•  Separation of our Board Chairman and Chief Executive Officer.

•  Majority independent Board.

•  Fully independent key Board committees.

•  Regularly scheduled executive sessions of non-employee and independent directors.

•  Over 97% average Board and committee meeting attendance in 2018.

•  Active Board and committee oversight of risk management.

•  Comprehensive Corporate Governance Guidelines and Code of Business Conduct and Ethics.

•  Annual limit on cash and equity awards granted to non-employee directors under our 2010 Omnibus Award Plan.

•  No stockholder rights plan or “poison pill.”

•  Stockholders have the ability to act by written consent.

•  Stockholders have the ability to call special meetings.

•  No supermajority voting requirements.

•  No exclusive forum selection clause.

•  Amended and Restated Certificate of Incorporation provides stockholders with a “proxy access” right.

•  No fee-shifting By-Law provisions.

•  Annual say-on-pay advisory vote.

•  Strong pay-for-performance philosophy with emphasis on at-risk compensation.

•  Multiple performance metrics in annual and long-term incentive plans.

•  Limited perquisites and benefits.

•  Engage independent outside compensation consultants.

•  Clawback provisions in our 2010 Omnibus Award Plan.

•  No speculative trading or hedging transactions.

•  “Double trigger” required for change in control equity vesting.

•  Significant stock ownership and retention guidelines for executive officers and directors.

2018 BUSINESS PERFORMANCE AND EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

During 2018, the Company reported systemwide and financial progress through our North America and global growth strategy and continued delivering on the Wendy’s® brand promise to Delight Every Customer™ and execute every element of The Wendy’s Way by investing in the quality of our food and providing great value, exceptional service and an elevated restaurant experience. Led by President and Chief Executive Officer Todd Penegor and our senior leadership team, the Company continued to strengthen our brand through customer experience enhancements, restaurant reimaging, new restaurant development and execution of a well-balanced marketing approach. In 2018, we drove improvements in our core economic model, partnered with our franchisees to focus on restaurant-level profitability and returned approximately $350 million in cash to stockholders through dividends and share repurchases. The Company generated significant cash flows and earnings growth, and our overall operating and financial performance was attributed to our efficient growth strategy, resilient business model and the vitality of the Wendy’s brand. Through our strong overall operating and financial results, in 2018, we delivered total stockholder return that ranked in the 69th percentile of the S&P MidCap 400® index.

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to individual performance, the Company’s attainment of annual and multiyear operating and financial goals and the creation of long-term stockholder value. In accordance with our pay-for-performance philosophy, variable (i.e., at-risk) incentives constituted the most significant portion of total direct compensation for 2018 for our Chief Executive Officer (84%) and other Named Executive Officers as a group (71%). Our Named Executive Officers (“NEOs”) for 2018 are identified under the caption “Compensation Discussion and Analysis—Named Executive Officers (NEOs).”

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The primary components of our 2018 executive compensation program are summarized in the following table and further described in the Compensation Discussion and Analysis in this Proxy Statement.

ELEMENT	AT-RISK	FORM	METRICS	PURPOSE

Base Salary	No	Cash	—	Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives	Yes	Cash	• Adjusted EBITDA (60%) • Global Systemwide Sales (20%) • North America Same-Restaurant Sales (20%)	Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

Long-Term Equity Incentives	Yes	Equity • Stock Options (50%) • Performance Units (50%)	• Cumulative Three-Year Free Cash Flow (50%) • Three-Year Relative Total Stockholder Return (50%)

Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives. Create a direct link between executive pay and the long-term performance of our Common Stock (defined below).

Consistent with our executive compensation philosophy, the base salaries, target total cash compensation and target total direct compensation of our senior executives for 2018 fell within a competitive range of market median, in the aggregate. The Company’s overall operating and financial performance in 2018 supported an annual cash incentive payout at 71.2% of target, prior to adjustment for individual performance for executives other than the Chief Executive Officer.

We encourage you to read the Compensation Discussion and Analysis in this Proxy Statement for a detailed discussion of how our executive compensation program was designed and implemented in 2018 to achieve our overall compensation objectives. Stockholders should also review the 2018 Summary Compensation Table and other related compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2018.

4        The Wendy’s Company 2019 Proxy Statement

THE ANNUAL MEETING

ANNUAL MEETING DETAILS

The accompanying proxy is being solicited by the Board of Directors of The Wendy’s Company in connection with the Company’s 2019 Annual Meeting of Stockholders to be held on Tuesday, June 4, 2019 at 10:00 a.m. (Eastern Time) at the Thomas Conference Center located at the Company’s principal executive offices at One Dave Thomas Boulevard, Dublin, Ohio 43017, and any adjournment or postponement thereof. Directions to the Annual Meeting are available on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy. On or about April 19, 2019, this Proxy Statement and an accompanying proxy card will first be mailed to stockholders or made available to stockholders electronically via the Internet at www.proxyvote.com and on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy.

VOTING YOUR PROXY

When a stockholder returns a proxy card that is properly signed and dated, the shares represented by the proxy card will be voted by the persons named as proxies in the proxy card in accordance with the stockholder’s instructions. If a stockholder returns a signed and dated proxy card without contrary voting instructions, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company does not have cumulative voting.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and By-Laws (as amended and restated, the “By-Laws”), business transacted at the Annual Meeting is limited to the purposes stated in the Notice of Annual Meeting of Stockholders and any other matters that may properly come before the Annual Meeting. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company or, to our knowledge, any other person. The proxy being solicited by the Board, however, conveys discretionary authority to the persons named as proxies in the proxy card to vote on any other matters that may properly come before the Annual Meeting. A proxy may be revoked by a stockholder at any time prior to the time it is voted by giving notice of revocation either personally or in writing to our corporate Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

ANNUAL MEETING ADMISSION

Only holders of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on April 8, 2019 (the Annual Meeting record date) and Company guests will be able to attend the Annual Meeting. To be admitted to the Annual Meeting, you will be required to present the documentation described below, based on whether you are a registered stockholder or a beneficial owner of shares. The Company may, in its sole discretion, refuse to accept any presented documentation that the Company believes is invalid, duplicated, fraudulent or otherwise falsified.

IF YOU ARE A REGISTERED STOCKHOLDER:	IF YOU ARE A BENEFICIAL OWNER:

1.  Valid government-issued photo identification (such as a driver’s license or passport); and

2.  Valid proof of stock ownership on the record date, meaning one of the following:

•  Notice of Internet Availability of Proxy Materials;

•  Proxy Card; or

•  Bank or brokerage statement verifying your stock ownership on the record date.

1.  Valid government-issued photo identification (such as a driver’s license or passport); and

2.  Valid proof of stock ownership on the record date, meaning one of the following:

•  Notice of Internet Availability of Proxy Materials;

•  Voting Instruction Form; or

•  Bank or brokerage statement verifying your stock ownership on the record date.

3.  To vote your shares in person at the Annual Meeting, you must also provide a legal proxy from your broker, bank or other nominee.

Stockholders who hold shares of our Common Stock in a joint account may be admitted to the Annual Meeting if they provide valid proof of joint stock ownership as of the record date and both stockholders provide the required documentation described above.

If you are the representative of a trust or corporation, limited liability company, partnership or other legal entity that holds shares of our Common Stock, you must bring acceptable evidence of your authority to represent that trust or legal entity at the Annual Meeting. Please note that only one representative may attend the Annual Meeting on behalf of each trust or legal entity that holds shares of our Common Stock.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

The Company’s Board of Directors is soliciting your proxy in connection with the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means. The Company has hired Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, to assist in soliciting proxies from brokers, banks and other stockholders.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend the Annual Meeting in person.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following three proposals:

(1)	To elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019; and

(3)	To approve an advisory resolution to approve executive compensation.

Q:	How do I vote?

A:	You may vote your shares prior to the Annual Meeting in any of the following ways:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote via the Internet;

•	Use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote by telephone; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received our proxy materials by mail.

If you are a registered stockholder, you may also vote your shares in person at the Annual Meeting. If you are a beneficial owner that holds your shares in street name and you want to vote those shares in person at the Annual Meeting, then you must obtain a legal proxy from the broker, bank or other nominee who holds the shares on your behalf.

Q:	When is the record date, and who is entitled to vote?

A:	All holders of record of our Common Stock at the close of business on April 8, 2019, the record date for the Annual Meeting, are entitled to vote on all business transacted at the Annual Meeting.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (Eastern Time) on Monday, June 3, 2019. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the difference between a registered stockholder and a beneficial owner or “street name” holder?

A:

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee should have enclosed, or should provide you with, a Notice of Internet Availability of Proxy Materials or a voting instruction form for you to use in directing it on how to vote your shares.

6        The Wendy’s Company 2019 Proxy Statement

Q:	What constitutes a quorum?

A:

At the close of business on April 8, 2019, the Company had 230,937,559 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Abstentions and “broker non-votes” (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2 and 3). Abstentions will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1).

Broker Non-Votes. Under the rules of The Nasdaq Stock Market (“Nasdaq”), if your shares are held in street name, then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). Your broker does not, however, have such discretion on the election of directors (Proposal 1) or the advisory resolution to approve executive compensation (Proposal 3). If you do not provide your broker with voting instructions for these proposals, then your broker will be unable to vote on these proposals and will report your shares as “broker non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but, unlike abstentions, they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1) or the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposal 3). Because brokers are entitled to vote on Proposal 2, we do not anticipate any broker non-votes with regard to that proposal.

Q:	What vote is needed to elect the 11 director nominees (Proposal 1)?

A:

Pursuant to our By-Laws, each of the 11 director nominees must receive the affirmative vote of a majority of the votes cast with respect to that nominee’s election in order to be elected as a director at the Annual Meeting.

Q:	What vote is needed to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 2)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019 (Proposal 2).

Q:	What vote is needed to approve the advisory resolution to approve executive compensation (Proposal 3)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the advisory resolution to approve the 2018 executive compensation of our NEOs (Proposal 3). The vote is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee of the Board. However, the Compensation Committee will review the voting results of Proposal 3 and take those results into consideration when making future decisions regarding executive compensation as the Compensation Committee deems appropriate.

Q:	How do Nelson Peltz and Peter May intend to vote?

A:

The Company has been informed that the shares of Common Stock beneficially owned as of the record date by Nelson Peltz and Peter May, which represent, in the aggregate, approximately 19.2% of the votes entitled to be cast at the Annual Meeting, will be voted in accordance with the recommendations of the Board of Directors FOR the election of each of the 11 director nominees named in Proposal 1 and FOR Proposals 2 and 3.

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Q:	If I deliver my proxy card (whether signed or unsigned) or voting instruction form but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you submit your proxy card or voting instruction form but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors FOR the election of each of the 11 director nominees named in Proposal 1 and FOR Proposals 2 and 3.

Q:	Can I change my vote after I have delivered my proxy card or voting instruction form?

A:

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting by revoking your proxy. You can revoke your proxy by giving notice of revocation either personally or in writing to our corporate Secretary at the address provided under the caption “Other Matters—Principal Executive Offices.” You also can revoke your proxy by submitting a later-dated proxy by mail, by telephone, via the Internet or by attending and voting in person at the Annual Meeting. Your attendance at the Annual Meeting by itself will not revoke a previously submitted proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee if you wish to change your vote or revoke your proxy.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of the printed Proxy Statement and 2018 Annual Report to Stockholders?

A:

As permitted by SEC rules, we are making our proxy materials available to stockholders electronically via the Internet at www.proxyvote.com and on our Investor Relations website at www.irwendys.com/financials/ annual-report-and-proxy. On or about April 19, 2019, we will begin mailing the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders containing information on how to access our proxy materials online or request a printed copy of the proxy materials. If you received a Notice of Internet Availability, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in the Notice of Internet Availability. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials.

Q:	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form?

A:

If you receive more than one Notice of Internet Availability, proxy card or voting instruction form, this means that you have multiple accounts with our stock transfer agent or with brokers, banks or other nominees. Please follow the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form you receive to ensure that all your shares are voted.

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of this solicitation. In addition to soliciting proxies by mailing our proxy materials to stockholders and by making our proxy materials available to stockholders electronically via the Internet, proxies may be solicited by our directors, officers and employees by personal contact, telephone, mail, e-mail or other means without additional compensation. Solicitation of proxies will also be made by employees of Innisfree M&A Incorporated, our proxy solicitation firm, who will be paid a fee of $20,000, plus reasonable out-of-pocket expenses. As is customary, we will also reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable costs and expenses incurred in forwarding our proxy materials to beneficial owners of our Common Stock.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. After the Form 8-K has been filed, the Form 8-K will be publicly available on the SEC website at www.sec.gov and our Investor Relations website at www.irwendys.com/financials/sec-filings.

Q:	Whom should I call with questions?

A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitation firm, toll-free at (888) 750-5834 with any questions about the Annual Meeting. Brokers, banks and other nominees may call Innisfree M&A Incorporated at (212) 750-5833.

8        The Wendy’s Company 2019 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 11 persons named below for election as directors of the Company at the Annual Meeting. Each of the nominees is presently serving as a director of the Company, and each of the nominees was elected as a director at the Company’s 2018 annual meeting of stockholders.

The Board of Directors recommends that the 11 nominees named below be elected as directors of the Company at the Annual Meeting. If elected, each of the nominees will hold office until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. The persons named as proxies in the accompanying proxy card will vote FOR the election of each of the 11 nominees unless a stockholder directs otherwise.

Each nominee has consented to be named and to serve as a director if elected at the Annual Meeting. The Company is unaware of any reason why any nominee would be unwilling or unable to serve as a director if elected. Should, however, any nominee be unwilling or unable to serve as a director at the time of the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote for the election of such substitute person for such directorship as the Board of Directors may recommend.

        The Wendy’s Company 2019 Proxy Statement        9

DIRECTOR NOMINEE QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

NELSON PELTZ (CHAIRMAN)

Mr. Peltz has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Peltz has served as our non-executive Chairman since June 2007. He also served as our Chairman and Chief Executive Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a Founding Partner of Trian Fund Management, L.P. (“Trian Partners”), a management company for various investment funds and accounts, since November 2005. From January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and Peter W. May. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., a metals and packaging company.

Mr. Peltz has also served as a director of Sysco Corporation since August 2015, The Madison Square Garden Company since September 2015 and The Procter & Gamble Company since March 2018. Mr. Peltz previously served as a director of H. J. Heinz Company from September 2006 to June 2013, Ingersoll-Rand plc from August 2012 to June 2014, Legg Mason, Inc. from October 2009 to December 2014, MSG Networks Inc. from December 2014 to September 2015 and Mondelēz International, Inc. from January 2014 to March 2018.

Mr. Peltz is actively involved with various civic organizations and serves as Honorary Co-Chairman of the board of trustees and Chairman of the board of governors of the Simon Wiesenthal Center, a member of the honorary board of directors of the Prostate Cancer Foundation, a member of the board of overseers of the Weill Cornell Medical College and Graduate School of Medical Sciences, a member of the board of overseers of The Milken Institute, a member of the Intrepid advisory council, a member of both the board of trustees of New York-Presbyterian Hospital and board of governors of New York-Presbyterian Foundation, Inc., and an advisor and member of the executive council of No Labels, an organization that seeks to build a bipartisan centrist bloc in Congress.

Mr. Peltz is the father of Matthew H. Peltz, a director of the Company.

Qualifications: Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years and, since 2005, has served as Chief Executive Officer of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. Peltz has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. Mr. Peltz has also been recognized by the National Association of Corporate Directors as among the most influential people in the global corporate governance arena. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 76

Director Since: 1993

Current Board Committees:

Corporate Social Responsibility (Chair)

Executive (Chair)

10        The Wendy’s Company 2019 Proxy Statement

PETER W. MAY (VICE CHAIRMAN)

Mr. May has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. May has served as our non-executive Vice Chairman since June 2007. He also served as our President and Chief Operating Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a Founding Partner of Trian Partners since November 2005. From January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group, Limited Partnership. From 1983 to December 1988, he was President and Chief Operating Officer and a director of Triangle Industries, Inc.

Mr. May has served as a director of Mondelēz International, Inc. since March 2018. He previously served as a director of Tiffany & Co. from May 2008 to May 2017.

Mr. May is actively involved with various civic organizations and serves as Chairman of the board of trustees of The Mount Sinai Health System in New York, Vice Chairman of the New York Philharmonic, a trustee of the New-York Historical Society, an emeritus trustee of The University of Chicago, a life member of the advisory council of The University of Chicago Booth School of Business, a director of the Lincoln Center of the Performing Arts, a partner of the Partnership for New York City and a member of the executive council of No Labels, an organization that seeks to build a bipartisan centrist bloc in Congress.

Qualifications: Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years and, since 2005, has served as President of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. Mr. May also brings to the Board financial sophistication by virtue of his prior professional experience as a certified public accountant. As a result, Mr. May has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. We believe that Mr. May’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 76

Director Since: 1993

Current Board Committees:

Capital and Investment (Chair)

Compensation

Corporate Social Responsibility

Executive

Technology (Chair)

        The Wendy’s Company 2019 Proxy Statement        11

KRISTIN A. DOLAN

Ms. Dolan was elected as a director of the Company in July 2017. She is the founder and has been the Chief Executive Officer of 605 LLC, an audience measurement and data analytics company in the media and entertainment industries, since its inception in November 2016. Prior to founding 605 LLC, Ms. Dolan worked at Cablevision Systems Corporation, a former large communications service provider sold in 2016, where she held several key leadership positions, including Chief Operating Officer from April 2014 to June 2016, President of Optimum Services from November 2011 to April 2014, Senior Executive Vice President of Product Management and Marketing from November 2011 to April 2013 and Senior Vice President from June 2003 to November 2011.

Ms. Dolan has also served as a director of AMC Networks Inc. since June 2011, The Madison Square Garden Company since September 2015, Revlon, Inc. since May 2017 and MSG Networks Inc. since April 2018. She previously served as a director of Cablevision Systems Corporation from May 2010 to June 2016.

Qualifications: Ms. Dolan brings to our Board substantial expertise in television audience data analytics, information integration and strategic marketing. Her breadth of knowledge and experience is attributable to her extensive professional background in communications, marketing and operations at Cablevision Systems Corporation, where she also held several key senior leadership positions. Ms. Dolan provides intimate and unique knowledge of television marketing campaigns, consumer data utilization, current and sophisticated data methodologies, predictive modeling and media expertise, each of which are important to the Company’s business. She also possesses significant executive management experience, which includes insight into corporate governance, working with management teams and boards of directors, finance, mergers & acquisitions, budgeting and strategic planning. We believe that Ms. Dolan’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 53

Director Since: 2017

Current Board Committees:

Technology

12        The Wendy’s Company 2019 Proxy Statement

KENNETH W. GILBERT

Mr. Gilbert has been a director of the Company since May 2017. From October 2012 to December 2017, he served as the Group Chief Marketing Officer of VOSS of Norway ASA, a global manufacturer and marketer of premium bottled water. Prior to joining VOSS, Mr. Gilbert founded and served as the President of RazorFocus, a marketing consultant practice, from May 2005 to October 2012. Prior to that, he served as President and Chief Operating Officer of UniWorld Group, Inc., the longest established multicultural advertising agency in the U.S., from May 2003 to June 2004. From September 1995 to April 2001, Mr. Gilbert worked at Snapple Beverage Corporation (formerly Snapple Beverage Group, Inc.) as Senior Vice President and Chief Marketing Officer, where he led marketing efforts to revitalize the brand and assembled four company brands for successful disposition. Prior to his employment with Snapple, Mr. Gilbert served as Group Account Director at the Messner Vetere Berger Carey Schmetterer RSCG advertising agency from July 1991 to August 1995 and as Senior Vice President and Director of Client Services at UniWorld Group, Inc. from February 1989 to June 1991.

Mr. Gilbert also serves as Chairman for YourBevCo, LLC, a company that develops consumer devices to remove problematic ingredients from beverages known to cause allergic or sensitivity reactions.

Qualifications: Mr. Gilbert possesses extensive experience in global brand management, marketing communications, advertising strategy and corporate social responsibility attributable to his overall professional background as a senior marketing executive in the consumer beverage industry. In his former role as Chief Marketing Officer for VOSS, Mr. Gilbert oversaw the company’s marketing function, administered multimillion dollar budgets, directed internal marketing capabilities and managed the company’s strategic worldwide brand development, expansion and distribution. His Board qualifications include his in-depth knowledge and expertise in innovative brand revitalization, risk orientation, advertising conceptualization and public relations. Mr. Gilbert also provides valuable and unique insights into consumer brand positioning strategies, new product development, digital and social media platforms and cultivation of brand recognition and value, all of which are important to the Company’s business. We believe that Mr. Gilbert’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 68

Director Since: 2017

Current Board Committees:

Corporate Social Responsibility

Technology

        The Wendy’s Company 2019 Proxy Statement        13

DENNIS M. KASS

Mr. Kass has been a director of the Company since December 2015. From February 2013 to June 2014, Mr. Kass served as Vice Chairman and a Senior Advisor at Ridgeway Partners, an executive search firm. From 2003 to 2012, Mr. Kass served as Chairman and Chief Executive Officer of Jennison Associates, LLC, an institutional asset manager. Prior to joining Jennison Associates, Mr. Kass spent 13 years with JPMorgan’s investment management unit, last serving as Vice Chairman and Chief Fiduciary Officer of JPMorgan Fleming Asset Management, and he was also Vice President of the investment banking division at Goldman Sachs & Co. Also, Mr. Kass served in the Reagan Administration as the Assistant Secretary of Labor for Pension and Welfare Benefits under the Employee Benefits Security Administration from 1985 to 1987 and was a Special Assistant to the President for Policy Development from 1981 to 1982.

Mr. Kass served as a director of Legg Mason, Inc. from April 2013 to July 2017 and was the non-executive Chairman of Legg Mason from July 2013 to October 2014. Mr. Kass also served as an Advisory Partner of Trian Partners until December 2017.

Mr. Kass serves as a senior advisor for First Eagle Investment Management, LLC and as a member of the Center for Strategic and International Studies advisory board and the advisory board for finance and the global executive board for the MIT Sloan School of Management. During 2018, he also served on the Lockheed Martin investment management company advisory board.

Qualifications: Mr. Kass has significant knowledge and expertise in financial and asset management, accounting processes, corporate governance and public policy that is derived from his diverse professional and public service experiences. He also has notable experience with the implementation and oversight of investment product lines, retail and institutional distribution capabilities and overall business operations. Mr. Kass brings to our Board valuable leadership experience in working with management teams and boards of directors, as well as extensive knowledge and insight in finance, mergers and acquisitions, capital management, governance and regulatory matters relevant to public company audit, compensation and benefits committees. Mr. Kass has also acquired financial sophistication by virtue of his business experience and professional background, including his past service as Chief Executive Officer and Chief Fiduciary Officer of two different companies. We believe that Mr. Kass’ overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 68

Director Since: 2015

Current Board Committees:

Audit

Compensation

14        The Wendy’s Company 2019 Proxy Statement

JOSEPH A. LEVATO

Mr. Levato has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from June 1996 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Levato also served as Executive Vice President and Chief Financial Officer of the Company and certain of our subsidiaries from April 1993 to August 1996, when he retired from the Company. Prior to that, he was Senior Vice President and Chief Financial Officer of Trian Group, Limited Partnership from January 1992 to April 1993. From 1984 to December 1988, Mr. Levato served as Senior Vice President and Chief Financial Officer of Triangle Industries, Inc.

Qualifications: Mr. Levato has significant knowledge of industrial, financial and consumer-related businesses that is derived from his professional background, including several years of senior management and leadership experience with the Company. Mr. Levato brings to our Board an intimate knowledge of governance and regulatory matters relevant to public company audit and compensation committees. He also brings valuable financial and investment expertise to our Board by virtue of his senior executive and business experience, including his past service as Chief Financial Officer of three different companies. The Board of Directors has determined that Mr. Levato qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Mr. Levato’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 78

Director Since: 1996

Current Board Committees:

Audit

Compensation

Executive

Nominating and Corporate Governance

        The Wendy’s Company 2019 Proxy Statement        15

MICHELLE “MICH” J. MATHEWS-SPRADLIN

Ms. Mathews-Spradlin has been a director of the Company since February 2015. From 1993 until her retirement in 2011, Ms. Mathews-Spradlin worked at Microsoft Corporation, where she served as Chief Marketing Officer and held several other key leadership positions prior to that time. Prior to her employment with Microsoft, Ms. Mathews-Spradlin worked in the United Kingdom as a communications consultant for Microsoft from 1989 to 1993. Prior to that, she held various roles at General Motors Co. from 1986 to 1989.

Ms. Mathews-Spradlin also serves as a board member of several private companies, including Jacana Holdings Inc., The Bouqs Company and You & Mr Jones. She is also a digital advisory board member for Unilever PLC, a member of the board of trustees of the California Institute of Technology and a member of the executive board of the UCLA School of Theater, Film and Television.

Qualifications: Ms. Mathews-Spradlin possesses extensive experience in global brand management and a deep understanding of the technology industry attributable to her background as a senior executive at Microsoft Corporation, one of the world’s largest technology companies. In her role as Chief Marketing Officer, she oversaw the company’s global marketing function, managed a multibillion dollar marketing budget and an organization of several thousand people, and built demand for the company’s technology brands, including Windows, Office, Xbox, Bing and Internet Explorer. Ms. Mathews-Spradlin provides the Board with substantial and unique insights into digital media and marketing strategies, as well as an in-depth understanding of consumer-facing technology, all of which are important to the Company’s business. We believe that Ms. Mathews-Spradlin’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 52

Director Since: 2015

Current Board Committees:

Compensation

Corporate Social Responsibility

Technology

16        The Wendy’s Company 2019 Proxy Statement

MATTHEW H. PELTZ

Mr. Peltz has been a director of the Company since December 2015. Mr. Peltz is a Partner and Senior Analyst and has been a member of the Investment Team of Trian Partners since January 2008. As a senior member of the Investment Team, he sources and generates new investment ideas, leads due diligence on potential investments and focuses on portfolio construction, risk management and corporate governance matters. Prior to joining Trian Partners, Mr. Peltz was with Goldman Sachs & Co. from May 2006 to January 2008, where he worked as an investment banking analyst and subsequently joined Liberty Harbor, an affiliated multi-strategy hedge fund.

Mr. Peltz previously served as a director (from April 2018 to September 2018) and as a board observer (from September 2015 to April 2018) of Pentair plc. He also previously served as a director of the former parent company of the Arby’s® restaurant brand from September 2012 to December 2015. Mr. Peltz is also a member of the board of managers of Hu Master Holdings, LLC.

Mr. Peltz is the son of Nelson Peltz, the non-executive Chairman and a director of the Company.

Qualifications: Mr. Peltz’s qualifications to serve on our Board include his breadth of knowledge and experience in corporate finance, mergers and acquisitions, capital allocation and operational improvements attributable to his professional background, including his service as a senior member of Trian Partners’ Investment Team where he focuses on, among other things, environmental, social and governance issues across the Trian Partners portfolio. Mr. Peltz also provides our Board with valuable experience and unique insight into the quick-service restaurant industry from his recent service as a director of ARG Holding Corporation. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 36

Director Since: 2015

Current Board Committees:

Capital and Investment

Corporate Social Responsibility

Technology

        The Wendy’s Company 2019 Proxy Statement        17

TODD A. PENEGOR

Mr. Penegor has been a director of the Company since May 2016. He joined the Company in June 2013 and has served as our President and Chief Executive Officer since May 2016. Prior to that, he served as our President and Chief Financial Officer from January 2016 to May 2016. Mr. Penegor also served as our Executive Vice President, Chief Financial Officer and International from December 2014 to January 2016 and as Senior Vice President and Chief Financial Officer from September 2013 to December 2014. Prior to joining the Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013 where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009 and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Prior to joining Kellogg, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury.

Mr. Penegor is actively involved with various civic organizations and serves as Vice Chair of the board of trustees of the Dave Thomas Foundation for Adoption and as a member of the Michigan State University Eli Broad College of Business financial advisory board.

Qualifications: In addition to serving as our President and Chief Executive Officer, Mr. Penegor has extensive experience as an executive in the food products and consumer goods industries, including several years of senior management and leadership experience with Kellogg Company and Ford Motor Company. Mr. Penegor provides the Board with significant expertise in matters of corporate finance, business administration, investor relations, financial reporting, strategic planning, brand building and domestic and international operations, all of which are important to the Company’s business. We believe that Mr. Penegor’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 53

Director Since: 2016

Current Board Committees:

Capital and Investment

Executive

18        The Wendy’s Company 2019 Proxy Statement

PETER H. ROTHSCHILD

Mr. Rothschild has been a director of the Company since May 2010. He served as a director of Wendy’s International from March 2006 until its merger with the Company in September 2008. Since December 2018, Mr. Rothschild has been a Partner and head of the General Industries and Special Situations group at East Wind Advisors, LLC and its affiliated broker-dealer, East Wind Securities, LLC. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001, and he served as President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, from 2002 to 2018 until its merger with East Wind Advisors, LLC. Prior to founding Daroth Capital LLC, Mr. Rothschild was a Managing Director and co-head of the Leveraged Finance and Industrial Finance groups at Dresdner Kleinwort Wasserstein and its predecessor Wasserstein Perella, an investment bank, where he worked from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and head of the Natural Resources Group at Bear, Stearns & Co. Inc. and one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, he was a Managing Director at Drexel Burnham Lambert.

Mr. Rothschild previously served as a director of Deerfield Capital Corp., predecessor to CIFC Corp. (acquired by F.A.B. Partners), from December 2004 to April 2011 and as Interim Chairman of Deerfield Capital Corp.’s board of directors from April 2007 to April 2011.

Mr. Rothschild is also actively involved with various civic organizations and serves as a member of The Mount Sinai Medical Center Samuel Bronfman Department of Medicine advisory board, the Tufts University School of Engineering board of advisors and the Tufts University Entrepreneurship Center advisory board.

Qualifications: Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies, including Wendy’s International and Deerfield Capital, where he served as Interim Chairman. As a result of his professional background, Mr. Rothschild brings to our Board a deep understanding of corporate governance principles and extensive knowledge and experience in finance, mergers and acquisitions, capital management, corporate restructurings and the quick-service restaurant industry, all of which are important to the Company’s business. We believe that Mr. Rothschild’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 63

Director Since: 2010

Current Board Committees:

Audit

Compensation (Chair)

Nominating and Corporate Governance (Chair)

        The Wendy’s Company 2019 Proxy Statement        19

ARTHUR B. WINKLEBLACK

Mr. Winkleblack has been a director of the Company since May 2016. Mr. Winkleblack provides financial, strategic planning and capital markets consulting services for Ritchie Bros. Auctioneers, a global leader in asset management and disposition and the world’s largest industrial auctioneer, where he has served as Senior Advisor to the CEO since June 2014. In June 2013, he retired from H. J. Heinz Company, a global packaged food manufacturer, where he had been employed as Executive Vice President and Chief Financial Officer since 2002. From 1999 to 2001, Mr. Winkleblack worked at Indigo Capital as Acting Chief Operating Officer of Perform.com and Chief Executive Officer of Freeride.com. Prior to that, he served as Executive Vice President and Chief Financial Officer of C. Dean Metropoulos Group from 1998 to 1999, as Vice President and Chief Financial Officer of Six Flags Entertainment Corporation from 1996 to 1998 and as Vice President and Chief Financial Officer of Commercial Avionics Systems, a division of AlliedSignal, Inc., from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo, Inc. from 1982 to 1994.

Mr. Winkleblack has served as a director of Church & Dwight Co., Inc. since January 2008 and Performance Food Group Company since March 2015. He previously served as a director of RTI International Metals, Inc. from December 2013 until the company was acquired by Alcoa Corporation in July 2015.

Qualifications: Mr. Winkleblack has substantial experience as a senior executive and director across a broad range of industries, giving him knowledgeable perspectives on financial and strategic planning for domestic and international operations. Mr. Winkleblack’s 12 years of experience as Chief Financial Officer of a large, multinational consumer goods company enables him to bring valuable insight to the Board on a number of topics, including compliance, performance and risk management, executive compensation, business analytics, finance and capital structure, investor relations, internal controls, financial reporting, information technology and mergers & acquisitions. His executive experience with Heinz and PepsiCo, as well as his board experience with Performance Food Group Company, provides a unique perspective on product supply dynamics for the quick-service restaurant industry. The Board of Directors has determined that Mr. Winkleblack qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Mr. Winkleblack’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 61

Director Since: 2016

Current Board Committees:

Audit (Chair)

Nominating and Corporate Governance

REQUIRED VOTE

The affirmative vote of a majority of the votes cast with respect to the election of a director nominee is required to elect such nominee as a director at the Annual Meeting. Abstentions and broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE 11 DIRECTOR NOMINEES.

20        The Wendy’s Company 2019 Proxy Statement

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

The Board of Directors is currently led by Nelson Peltz, the Company’s non-executive Chairman, and Mr. May, the Company’s non-executive Vice Chairman. Mr. Penegor, the Company’s Chief Executive Officer, also serves as a member of the Board. Meetings of the Board of Directors are called to order and led by the Chairman or, in his absence, the Vice Chairman, or in the absence of both, the Chief Executive Officer. In the absence of the Chairman, Vice Chairman and Chief Executive Officer, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors generally meet in executive session without management present after each regularly scheduled Board meeting.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Peltz, after serving as Chairman and Chief Executive Officer of the predecessor of the Company from 1993 to June 2007, became our non-executive Chairman. The positions of Chairman and Chief Executive Officer have remained separate since that time, with Mr. Peltz currently serving as our non-executive Chairman and Mr. Penegor currently serving as our Chief Executive Officer.

The Board believes that separating these two positions enables our Chairman to lead the Board of Directors in its oversight and advisory roles and allows our Chief Executive Officer to focus on supervising the Company’s day-to-day business operations and developing and implementing the Company’s business strategies and objectives. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success. The Board also believes that having separate positions of Chairman and Chief Executive Officer provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

The Board of Directors has carefully considered and approved its current leadership structure and believes that this structure is appropriate and in the best interests of the Company and our stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Peltz, and our Chief Executive Officer, Mr. Penegor.

BOARD MEMBERSHIP CRITERIA AND DIRECTOR NOMINATIONS

The Board of Directors adopted general Board membership criteria, which are set forth in the Company’s Corporate Governance Guidelines. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential director candidates includes an individual’s qualification as independent, as well as consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Company does not have a stated policy regarding the diversity of nominees or Board members; rather, the Nominating and Corporate Governance Committee and the Board view diversity (whether based on concepts such as gender, race and national origin, or broader principles such as differences in backgrounds, skills, experiences and viewpoints) as one of many elements to be considered when evaluating a particular candidate for Board membership.

The Nominating and Corporate Governance Committee considers recommendations regarding possible director candidates from any source, including stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Corporate Governance Committee, in care of our corporate Secretary at our address provided under the caption “Other Matters—Principal Executive Offices.” The notice must: (i) include the candidate’s name, age, business address, residence address and principal occupation; (ii) describe the qualifications, attributes, skills or other qualities possessed by the candidate; and (iii) be accompanied by a written statement from the candidate consenting to serve as a director, if elected. Candidates who have been recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as other potential candidates. Stockholders who wish to formally nominate a candidate for election to the Board may do so provided they comply with the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws, which are described under the caption “Other Matters—Stockholder Proposals for 2020 Annual Meeting of Stockholders.”

        The Wendy’s Company 2019 Proxy Statement        21

DIRECTOR INDEPENDENCE

Under the rules and listing standards of Nasdaq, the Board of Directors must have a majority of directors who meet the criteria for independence required by Nasdaq. Pursuant to our Corporate Governance Guidelines, the Board is required to determine whether each director satisfies the criteria for independence based on all relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

In accordance with the Corporate Governance Guidelines, the Board adopted the Director Independence Categorical Standards (the “Independence Standards”) to assist the Board in determining the independence of the Company’s directors. The Corporate Governance Guidelines and Independence Standards are available on our Governance website at www.irwendys.com/esg/governance. Pursuant to the Independence Standards, the following relationships will preclude a director from qualifying as independent:

•

The director is, or at any time during the past three years was, an employee of the Company, or an immediate family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•

The director or an immediate family member of the director accepted, during any 12-month period within the past three years, more than $120,000 in direct or indirect compensation from the Company, other than: (i) compensation for Board or Board committee service; (ii) compensation paid to an immediate family member who is a non-executive employee of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

The director or an immediate family member of the director (i) is a current partner of the Company’s outside auditor or (ii) was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•

The director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or

•

The director or an immediate family member of the director is a partner in, or a controlling stockholder or an executive officer of, any organization (including a non-profit organization, foundation or university) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than (i) payments arising solely from investments in the Company’s securities and (ii) payments under non-discretionary charitable contribution matching programs.

In applying these objective disqualifiers, the Board of Directors will take into account any commentary, interpretations or other guidance provided by Nasdaq with respect to Nasdaq Listing Rule 5605. Under the Independence Standards, any relationships or transactions not described above will preclude a director from qualifying as independent only if:

•

The director has a “direct or indirect material interest” in such relationship or transaction within the meaning of Item 404(a) of SEC Regulation S-K and the material terms of the relationship or transaction are materially more favorable to the director than those that would be offered at the time and in comparable circumstances to unaffiliated persons; or

•

The Board of Directors, in exercising its judgment in light of all relevant facts and circumstances, determines that the relationship or transaction interferes with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Independence Standards provide that a relationship between the Company and an entity for which a director serves solely as a non-management director is not by itself material.

The Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed certain transactions and relationships identified through responses to annual questionnaires completed by the Company’s directors, as well as other information presented by management related to transactions and relationships during the past three years between the Company, on the one hand, and the directors (including their immediate family members and business, charitable and other affiliates), on the other hand. As a result of these reviews, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that under applicable Nasdaq rules and the Independence Standards, each of Mses. Dolan and Mathews-Spradlin and Messrs. Gilbert, Kass, Levato, May, Rothschild and Winkleblack qualified as an independent director.

22        The Wendy’s Company 2019 Proxy Statement

In making its independence determinations with respect to Mses. Dolan and Mathews-Spradlin and Messrs. Gilbert, Kass, Levato and Rothschild, the Board noted that these directors did not have any transactions or relationships with the Company during the past three years. In making its independence determinations with respect to Messrs. May and Winkleblack, the Board of Directors considered the following transactions and relationships, each of which was deemed by the Board not to interfere with the respective director’s exercise of independent judgment in carrying out the responsibilities of a director:

•

Mr. May is the President and a Founding Partner of Trian Partners, which, as noted above, is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions.” Mr. May also served as President and Chief Operating Officer of the predecessor of the Company from April 1993 through June 2007. The Board of Directors also considered the relationship of Trian Partners and its partners with the Company and the presence of Trian Partners representatives (including Nelson Peltz) on the board of directors of Sysco Corporation, which is one of the Company’s suppliers.

•

Mr. Winkleblack serves as a non-management director of Performance Food Group Company, a leading marketer and distributor of food and food-related products across the United States. In 2016 and 2017, the Company and its franchisees purchased food, beverages and supplies from Performance Food Group Company.

BOARD COMMITTEES AND RELATED MATTERS

The Board has a standing Audit Committee, Compensation Committee, Performance Compensation Subcommittee and Nominating and Corporate Governance Committee. The Charter of the Audit Committee, Joint Charter of the Compensation Committee and of the Performance Compensation Subcommittee and Charter of the Nominating and Corporate Governance Committee are available on our Governance website at www.irwendys.com/esg/governance and are available in print, free of charge, to any stockholder who requests them. The Board also has a standing Capital and Investment Committee, Corporate Social Responsibility Committee, Executive Committee and Technology Committee. The current members of each Board committee are identified in the following table.

NAME	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	CAPITAL AND INVESTMENT	CORPORATE SOCIAL RESPONSIBILITY	EXECUTIVE	TECHNOLOGY

Nelson Peltz					Chair	Chair

Peter W. May*		✓		Chair	✓	✓	Chair

Kristin A. Dolan*							✓

Kenneth W. Gilbert*					✓		✓

Dennis M. Kass*	✓	✓ (1)

Joseph A. Levato*	✓	✓	✓			✓

Michelle J. Mathews-Spradlin*		✓ (1)			✓		✓

Matthew H. Peltz				✓	✓		✓

Todd A. Penegor				✓		✓

Peter H. Rothschild*	✓	Chair (1)	Chair

Arthur B. Winkleblack*	Chair		✓

*	Independent Director

(1)	Also serves as a member of the Performance Compensation Subcommittee.

        The Wendy’s Company 2019 Proxy Statement        23

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS, ANNUAL MEETING

The Board of Directors held eight meetings during 2018. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the Board committees on which he or she served (in each case, held during the period such director served). In accordance with the Corporate Governance Guidelines, directors are expected to attend the Company’s annual meetings of stockholders. Each of the Company’s directors attended the Company’s 2018 annual meeting of stockholders.

AUDIT COMMITTEE

Committee Members:	Committee Functions:
Arthur B. Winkleblack* (Chair) Dennis M. Kass Joseph A. Levato* Peter H. Rothschild *Audit Committee Financial Expert Number of Meetings in 2018: 6

As more fully described in its charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee also assists the Board in fulfilling the Board’s oversight responsibility relating to:

•  The integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company.

•  The performance of the Company’s internal audit function.

•  The annual independent audit of the Company’s financial statements, the engagement of the Company’s independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

•  The Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures.

•  Discussing risk assessment and risk management policies, particularly those involving major financial risk exposures.

Independence and Financial Literacy.  The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of Nasdaq and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that two members of the Audit Committee, Messrs. Levato and Winkleblack, each qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules.

Audit Committee Report.  The report of the Audit Committee with respect to 2018 is provided in this Proxy Statement under the caption “Audit Committee Report.”

24        The Wendy’s Company 2019 Proxy Statement

COMPENSATION COMMITTEE AND PERFORMANCE COMPENSATION SUBCOMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild* (Chair) Dennis M. Kass* Joseph A. Levato Michelle J. Mathews-Spradlin* Peter W. May *Subcommittee Member Number of Meetings in 2018: 4 joint meetings

As more fully described in its charter, the primary purpose of the Compensation Committee is to assist the Board of Directors in discharging the Board’s responsibilities relating to compensation of the Company’s directors and executive officers. In carrying out its duties, the Compensation Committee:

•  Reviews and approves the goals and objectives relevant to compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines (or recommends to the Board for determination) the compensation of the Chief Executive Officer based on such evaluation.

•  Reviews and approves the compensation of our other executive officers, oversees an evaluation of the effectiveness of the compensation program for such officers and determines the compensation of such officers upon considering all relevant matters.

•  Reviews and approves the overall compensation philosophy, policies and procedures for the Company’s executive officers.

•  Reviews and advises the Board with respect to executive officer incentive programs, compensation plans and equity-based plans, and administers such plans as the Board designates, which includes the determination of awards to be granted to executive officers and other employees under such plans and the evaluation of achievement of established plan goals and objectives.

•  Reviews and approves competitive market data and the Company’s peer group companies to evaluate the overall competitiveness of our executive and director compensation levels;

•  Reviews the competitiveness and appropriateness of our non-employee director compensation program and approves (or makes recommendations to the Board) with respect to non-employee director compensation.

•  Reviews and discusses the Compensation Discussion and Analysis prepared by management and determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

•  Reviews and evaluates with management whether the Company’s compensation policies and practices for executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company.

•  Provides recommendations to the Board regarding compensation-related proposals considered at stockholder meetings (including say-on-pay and say-on-frequency advisory votes).

•  Performs certain oversight and settlor functions with respect to the Company’s 401(k) plan and other pension, profit sharing, thrift or retirement plans and ERISA welfare benefit plans.

Performance Compensation Subcommittee.  The Performance Compensation Subcommittee (the “Subcommittee”) administers the Company’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), including the Company’s 2010 Omnibus Award Plan, as amended (the “2010 Omnibus Award Plan”), and any other salary, compensation and incentive plans that the Subcommittee is designated by the Board to administer.

Independence.  The Board has determined that each member of the Compensation Committee and the Subcommittee satisfies the independence requirements of Nasdaq. In addition, each member of the Subcommittee is a “non-employee director” for purposes of Section 16 of the Exchange Act.

Compensation Committee Report.  The report of the Compensation Committee with respect to 2018 is provided in this Proxy Statement under the caption “Compensation Committee Report.”

        The Wendy’s Company 2019 Proxy Statement        25

Additional information about the actions taken by the Compensation Committee and Subcommittee in 2018 with respect to the executive compensation of our NEOs is discussed in the Compensation Discussion and Analysis and under the caption “Compensation Committee Report.” The actions taken by the Compensation Committee in 2018 regarding the compensation of our non-employee directors are discussed under the caption “Compensation of Directors.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild (Chair) Joseph A. Levato Arthur B. Winkleblack Number of Meetings in 2018: 3

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board by:

•  Identifying individuals qualified to become members of the Board, consistent with any guidelines and criteria approved by the Board.

•  Considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders.

•  Considering and recommending nominees for election to fill any vacancies on the Board and to address related matters.

•  Recommending to the Board the committee assignments of directors.

•  Developing and recommending to the Board corporate governance principles applicable to the Company.

•  Overseeing an annual evaluation of the Board’s performance.

Independence.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq.

OTHER BOARD COMMITTEES

Capital and Investment Committee.  The Capital and Investment Committee is responsible for approving the investment of the Company’s excess funds (i.e., funds not currently required for operations or acquisitions) and exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

Corporate Social Responsibility Committee.  The Corporate Social Responsibility Committee oversees and reviews the Company’s various social responsibility initiatives. The Corporate Social Responsibility Committee is also responsible for reviewing and approving certain charitable contributions that may be made by or on behalf of the Company and recommending to the Board any changes to the maximum amount of such charitable contributions that may be made in any fiscal year.

Executive Committee.  During intervals between meetings of the Board, the Executive Committee may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

Technology Committee.  The Technology Committee is responsible for assisting the Board in discharging the Board’s oversight responsibilities relating to information technology and cybersecurity matters involving the Company’s digital customer engagement initiatives, including restaurant point-of-sale systems, digital ordering tools (such as kiosks, online ordering capabilities and mobile ordering applications) and digital and mobile customer loyalty programs.

EXECUTIVE SESSIONS OF THE BOARD

The Board of Directors holds regularly scheduled executive sessions in which non-management directors meet without any members of management present. The Chairman or, in his absence, the Vice Chairman, presides over these executive sessions. The Board also meets at least twice a year in executive session with only independent directors present. Annually, the Chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotate presiding over these executive sessions, with Mr. Winkleblack presiding in 2018.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company,

26        The Wendy’s Company 2019 Proxy Statement

including financial, operational, compliance and strategic risks. While the Board has primary responsibility for risk oversight, the Board’s standing committees support the Board by regularly addressing various risks within their respective areas of responsibility. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal audit function and the Company’s independent registered public accounting firm the Company’s major risk exposures (with particular emphasis on financial risk exposures), the adequacy and effectiveness of the Company’s accounting and financial controls and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Compensation Committee considers risks presented by the Company’s compensation policies and practices for its executive officers and other employees, as discussed below under the caption “Compensation Governance—Compensation Risk Assessment.” The Nominating and Corporate Governance Committee reviews risks related to the Company’s corporate governance structure and processes, including director qualifications and independence, stockholder proposals related to governance, succession planning relating to the Chief Executive Officer and the effectiveness of our Corporate Governance Guidelines. The Technology Committee aids in evaluating the Company’s technology risk management, assessment and exposures, including information technology, cybersecurity, data security and fraud risks. Each of these committees reports directly to the Board.

The Audit Committee also oversees enterprise risk management (“ERM”) for the Company. ERM is supported by an internal Enterprise Risk Management Committee composed of a cross-functional group of senior management, business leaders and other personnel from applicable risk management functions of the Company. The Enterprise Risk Management Committee identifies current and potential risks facing the Company and ensures that actions are taken as and when appropriate to manage and mitigate those risks. The Audit Committee receives a comprehensive ERM report on a semiannual basis and discusses the results with the full Board, which is ultimately responsible for oversight of the Company’s ERM process, on an annual basis.

The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of Chief Executive Officer and Chairman filled by separate individuals allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks, and allows the Chairman to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

BOARD’S ROLE IN SUCCESSION PLANNING

As reflected in our Corporate Governance Guidelines, one of the key responsibilities of the Board of Directors is planning for Chief Executive Officer succession. Succession planning addresses both contingency planning for emergencies (such as death or disability) and succession in the ordinary course of business (such as retirement). The Board’s goal is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the Chief Executive Officer. The Board has delegated oversight responsibility for succession planning to the Nominating and Corporate Governance Committee, which periodically reviews succession plans and makes recommendations to the Board in the event of an emergency or the retirement of the Chief Executive Officer.

In addition to Chief Executive Officer succession planning, the Board of Directors conducts a periodic review of senior leadership succession plans. During this review, the Board discusses with the Chief Executive Officer and Chief People Officer organizational needs, competitive challenges, candidates for senior leadership positions, succession timing for those positions and development plans for high-potential candidates.

BOARD AND COMMITTEE EVALUATIONS

Pursuant to our Corporate Governance Guidelines, the Board of Directors and its committees conduct annual self-evaluations under the direction of the Nominating and Corporate Governance Committee. The evaluations provide the Board and its committees with an opportunity to evaluate their performance for the purpose of improving Board and committee processes and effectiveness.

As part of the Board’s self-evaluation, directors consider and provide feedback on various issues, including interactions with and information flow from management, the nature and scope of agenda items, the adequacy and efficiency of meetings, Board structure and composition, committee composition and responsibilities, processes to ensure open communication and timely action, the effectiveness of executive sessions and consideration of stockholder value and interests.

        The Wendy’s Company 2019 Proxy Statement        27

Committee self-evaluations are led by the respective committee chairs and include, among other topics, a review of the roles and responsibilities set forth in the committee charters, interactions with and information flow from management, the nature and scope of agenda items, the adequacy and efficiency of meetings, committee structure and composition, committee resources and the role of outside consultants and advisors. The results of the committee self-evaluations are discussed with the full Board.

CODE OF BUSINESS CONDUCT AND ETHICS AND RELATED GOVERNANCE POLICIES

The Board of Directors has adopted several governance policies to support its risk oversight function, including our Code of Business Conduct and Ethics (the “Code of Ethics”), Securities Trading Policy and Public Disclosure Policy.

Code of Ethics.  The Code of Ethics is designed to ensure that the Company’s business is conducted with integrity and applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics sets forth the Company’s standards and expectations regarding business relationships, franchisee relations, compliance with applicable legal and regulatory requirements, business conduct, conflicts of interest, use of Company assets, confidential information and information retention and reporting. The Code of Ethics is available on our Governance website at www.irwendys.com/esg/governance. Any amendments to or waivers from the Code of Ethics that are required to be disclosed by applicable SEC rules will also be posted on the Company’s website.

Securities Trading Policy.  The Securities Trading Policy is intended to assist the Company and its directors, officers and employees in complying with federal and state securities laws and avoiding even the appearance of questionable or improper conduct in connection with securities transactions. Under our Securities Trading Policy, covered persons:

•	May not trade in Company securities if they are aware of material nonpublic information;

•	May not trade in the securities of another company if they are aware of material nonpublic information about that company which was obtained during the course of their employment with the Company;

•	May not speculate in Company securities through engaging in puts, calls or short positions;

•	May not engage in any other hedging transactions without pre-clearance from the Company’s legal department;

•	May not share material nonpublic information with others or recommend to anyone the purchase or sale of any securities when they are aware of material, undisclosed information; and

•	Must comply with certain pre-clearance and blackout procedures described in the policy.

Public Disclosure Policy.  The Public Disclosure Policy is intended to support the Company’s commitment to providing timely, transparent, consistent and credible information to the investing public, consistent with applicable legal and regulatory requirements, including the SEC’s Regulation FD (Fair Disclosure). Regulation FD prohibits the Company or persons acting on its behalf from disclosing material nonpublic information to securities market professionals or stockholders before disclosing the information to the general public. The Public Disclosure Policy covers all directors, officers and employees of the Company and sets forth certain procedures and requirements that are applicable to:

•	Disclosures in documents filed with the SEC;

•	Statements made in annual, quarterly and current reports, press releases, communications with analysts, investors and the media, speeches and presentations; and

•	Information contained on the Company’s website.

28        The Wendy’s Company 2019 Proxy Statement

COMPENSATION GOVERNANCE

COMPENSATION RISK ASSESSMENT

As part of the Board’s risk oversight function, the Compensation Committee conducts an annual review of compensation-related risk. In February 2019, the Compensation Committee and its independent advisors met with management to review management’s conclusion that the Company’s compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Management reviewed with the Compensation Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive awards, as well as the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following:

•	Plan and award metrics are tied directly to overall profitability;

•

Various methods for delivering compensation are utilized, including cash-based and equity-based incentives with different time horizons that provide a balanced mix of both short-term and long-term incentives;

•	Performance-based awards have fixed maximum payouts;

•

The Company has the right to reduce or eliminate payouts under incentive awards through the use of negative discretion, including if a participant’s behavior is in conflict with the Company’s Code of Ethics or any other Company policy or procedure;

•

Annual incentive payouts are not made until the Company’s financial statements are audited by the Company’s independent registered public accounting firm and plan results are certified by the Chief Financial Officer; and

•

All incentive awards granted under the 2010 Omnibus Award Plan contain clawback provisions in favor of the Company in the event the Company is required to materially restate its financial statements or a court determines that a participant has engaged in a “detrimental activity” (as defined in the 2010 Omnibus Award Plan).

With respect to the Company’s compensation program for executive officers, the Compensation Committee concluded that this program is appropriately designed to support the Company’s business objectives by linking executive compensation to individual performance, the Company’s attainment of annual and multiyear operating and financial goals and the creation of long-term stockholder value. The executive compensation program includes the following features that are designed to prevent risk-taking that could have a material adverse effect on the Company:

•	Base salaries represent a sufficient component of executives’ total cash compensation so that excessive risk-taking that might be associated with performance-based compensation is mitigated;

•

Performance goals and metrics under the Company’s annual incentive plan are based upon realistic operating levels that can be attained without taking inappropriate risks or deviating from normal operations or approved strategies;

•	Long-term equity incentive awards are based upon the Company’s performance over a multiyear period, which mitigates against the taking of short-term risk;

•

Incentive compensation plan design allows for adjustment of performance metrics for nonrecurring and other special items so that executives are rewarded based on the Company’s actual operating results;

•	Equity-based awards represent a significant portion of executives’ total compensation, which links executive compensation to the long-term value of our Common Stock; and

•

The Board of Directors adopted our Stock Ownership and Retention Guidelines for Executive Officers and Directors that require significant stock ownership by executives, which further aligns the interests of executives with the interests of stockholders.

AUTHORITY TO DELEGATE

The Compensation Committee and the Subcommittee each may delegate authority to subcommittees composed of one or more of its members, and also may delegate authority to its Chair when it deems appropriate, subject to the terms of its charter. The Compensation Committee and the Subcommittee also may delegate to one or more Company directors or officers the authority to make grants of equity-based compensation to eligible employees who are not executive officers, subject to the terms of the Company’s compensation plans and applicable legal and regulatory requirements. Any director or officer to whom the Compensation Committee or the Subcommittee grants such authority must regularly report any grants so made, and the Committee or the Subcommittee may revoke any delegation of authority at any time.

        The Wendy’s Company 2019 Proxy Statement        29

ROLE OF COMPENSATION CONSULTANTS IN THE EXECUTIVE COMPENSATION PROCESS

In carrying out its responsibilities, the Compensation Committee periodically reviews and evaluates the components and competitiveness of the Company’s executive compensation program, using information drawn from a variety of sources, including information provided by outside compensation consultants, legal counsel and other advisors, as well as the Committee’s own experience in recruiting, retaining and compensating executives. The Compensation Committee has the sole authority to retain and oversee the work of outside compensation consultants, legal counsel and other advisors in connection with discharging its responsibilities, including the sole authority to determine such consultants’ or advisors’ fees and other retention terms. The Company provides such funding as the Compensation Committee determines to be necessary or appropriate for payment of compensation to consultants and advisors retained by the Committee.

Since December 2009, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as the independent outside compensation consultant of the Compensation Committee and Subcommittee. Representatives from FW Cook regularly attend Compensation Committee meetings and provide advice to the Committee on a variety of compensation-related matters. The Compensation Committee seeks input from FW Cook on competitive market practices, including evolving trends and best practices. During 2018, FW Cook assisted the Compensation Committee with respect to the design of the Company’s executive compensation program and determination of targeted compensation levels thereunder, including base salary levels, the 2018 annual cash incentive and long-term equity incentive awards, and the overall mix of total direct compensation for the Chief Executive Officer and other senior executives. FW Cook also advised the Compensation Committee in connection with its review and approval of compensation packages offered to executives, the construction of the Company’s peer group to serve as a secondary benchmark for Chief Executive Officer and Chief Financial Officer compensation and the design of and modifications to the executive compensation program for 2019. At the request of the Compensation Committee, FW Cook periodically reviews the compensation components and levels of the Company’s executive officers and advises the Committee on the appropriateness of the Company’s executive compensation program in the context of its overall compensation philosophy. Under the terms of its engagement, FW Cook does not provide any other services to the Company and works with management only on matters for which the Compensation Committee has oversight responsibility. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules (including consideration of the six independence factors specified in Nasdaq Listing Rule 5605(d)(3)(D)) and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent compensation consultant to the Committee.

Management provides information and makes recommendations to the Compensation Committee from time to time regarding the design of the Company’s executive compensation program. In formulating its recommendations, management reviews information from a variety of sources, including information provided by outside compensation consultants. During 2018, management engaged Willis Towers Watson to serve as management’s outside compensation consultant. Willis Towers Watson provided market data and other information to management in connection with the design of the Company’s executive compensation program, including a review of base salary, total cash compensation and total direct compensation levels for the Chief Executive Officer and other senior executives. Willis Towers Watson also advised management on potential voting recommendations by proxy advisory firms with respect to the Company’s executive compensation program. Certain of the market data and other information provided by Willis Towers Watson was also made available to the Compensation Committee and FW Cook.

MANAGEMENT’S ROLE IN THE EXECUTIVE COMPENSATION PROCESS

The Company’s executive officers provide support and assistance to the Compensation Committee and the Subcommittee on a variety of compensation-related matters. Each year, the Chief Executive Officer and other senior executives provide input to the Subcommittee regarding the design of the Company’s annual incentive plan and annual long-term incentive plan, including proposed performance goals and objectives and a list of participants eligible to receive awards. The Subcommittee then determines the structure and components of the annual cash incentive and long-term equity incentive awards after considering management’s recommendations, as well as input from FW Cook. With respect to performance-based awards, following the completion of each performance period, the Chief Financial Officer provides the Subcommittee with a certification of the Company’s actual performance relative to the stated performance goals and the resulting payouts to participants based on such performance. Under the terms of the annual incentive plan, payouts to executives other than the Chief Executive Officer can be adjusted by the Subcommittee by up to +/-20% at the recommendation of the Chief Executive Officer, based on his assessment of each executive’s individual performance. The Subcommittee then determines the actual incentive payouts to eligible participants after taking into account Company and individual performance and any other relevant facts and circumstances.

30        The Wendy’s Company 2019 Proxy Statement

The Chief Executive Officer and other members of management with expertise in compensation, benefits, tax, accounting and legal matters provide information and make recommendations to the Compensation Committee from time to time on compensation-related matters, including proposed employment, retention, relocation, severance and other compensatory arrangements, base salary levels, annual incentive plans, long-term equity incentive awards, annual compensation risk assessments and evolving trends and best practices in executive compensation. Management also presents information to the Compensation Committee regarding the Company’s business and financial performance, strategic initiatives, legal and regulatory developments and other relevant matters. In accordance with applicable Nasdaq rules, the Chief Executive Officer may not be present during any voting or deliberations by the Compensation Committee or Subcommittee with respect to his compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Five non-management directors served on the Compensation Committee during 2018: Ms. Mathews-Spradlin and Messrs. Kass, Levato, May and Rothschild.

During 2018: (i) no member of the Compensation Committee had ever served as an officer or employee of the Company, except that Mr. Levato served as the Company’s Executive Vice President and Chief Financial Officer from April 1993 to August 1996 and Mr. May served as President and Chief Operating Officer of the predecessor of the Company from April 1993 to June 2007; (ii) no member of the Compensation Committee was party to any related person transaction or other relationship requiring disclosure under Item 404 of SEC Regulation S-K, except that, as noted above, Mr. May is the President and a founding partner and Principal of Trian Partners, which is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions;” and (iii) none of the Company’s executive officers served as a member of the board of directors or the compensation committee, or a similar committee, of any other entity, one of whose executive officers served on the Company’s Board of Directors, the Compensation Committee or the Subcommittee.

        The Wendy’s Company 2019 Proxy Statement        31

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

The Compensation Committee:

Peter H. Rothschild, Chair

Dennis M. Kass

Joseph A. Levato

Michelle J. Mathews-Spradlin

Peter W. May

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

32        The Wendy’s Company 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we refer to certain non-GAAP financial measures (adjusted EBITDA, systemwide sales and free cash flow). Please refer to Annex A for further discussion regarding non-GAAP financial measures and for reconciliations of certain of these non-GAAP financial measures to our results as reported under accounting principles generally accepted in the United States (“GAAP”).

This Compensation Discussion and Analysis describes the Company’s executive compensation objectives, philosophy and practices and discusses the compensation that was awarded during 2018 to the individuals identified below as our Named Executive Officers.

NAMED EXECUTIVE OFFICERS (NEOS)

NAME	POSITION
Todd A. Penegor	President and Chief Executive Officer
Gunther Plosch	Chief Financial Officer
Robert D. Wright	Executive Vice President, Chief Operations Officer
Kurt A. Kane	Executive Vice President, Chief Concept & Marketing Officer
Abigail E. Pringle	Chief Global Development Officer and International

2018 EXECUTIVE SUMMARY

2018 Company Performance

In 2018, we reported systemwide and financial progress through our North America and global growth strategy, which continued to strengthen the Wendy’s brand through customer experience enhancements, restaurant reimaging, new restaurant development and execution of a well-balanced marketing approach. We achieved our eighth consecutive year of North America same-restaurant sales growth and delivered our third successive year of global net new restaurant growth. During 2018, we drove improvements in our core economic model and partnered with our franchisees to focus on restaurant-level profitability. We generated significant cash flows and earnings growth, and our overall operating and financial performance was attributed to our efficient growth strategy, resilient business model and the vitality of the Wendy’s brand.

Our key operating and financial results for 2018, along with a summary of key strategic achievements, are highlighted below.

•	Improving the Core Economic Model

➣	Generated $415.4 million of adjusted EBITDA[1], a 6.5% year-over-year increase.

➣	Delivered global systemwide sales of approximately $10.5 billion, a year-over-year increase of 2.5% on a constant currency basis.

➣	Achieved North America system same-restaurant sales growth of 0.9% (2.9% on a two-year basis).

➣	Generated free cash flow[2] of $231.3 million, a 36.6% year-over-year increase.

•	Executing Our Global Growth Strategy and Strengthening the Wendy’s Brand

➣	Opened 159 total new restaurants and 77 net new restaurants globally, representing 1.2% global net new restaurant growth.

[1]

For 2018, our definition of adjusted EBITDA has changed to exclude revenues and expenses from the Company’s advertising funds that are now included in the Company’s income statement as a result of the Company’s adoption of the new revenue recognition accounting standard. Please refer to Annex A for a reconciliation of non-GAAP financial measures.

[2]

For 2018, the Company defined “free cash flow” as cash flows from operations minus (i) capital expenditures, (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP, and (iii) the impact of taxes paid on the sale of our ownership interest in Inspire Brands, Inc. Please refer to Annex A for a reconciliation of non-GAAP financial measures.

        The Wendy’s Company 2019 Proxy Statement        33

➣

Enhanced the Wendy’s brand through image activation, which includes reimaging existing restaurants and building new restaurants. At the end of 2018, 50% of Wendy’s global system restaurants were on our image activation design.

➣	Remained focused on strengthening the Wendy’s brand through our predominantly franchised business model, under which approximately 95% of Wendy’s system restaurants are operated by franchisees.

➣

Further optimized the Wendy’s system and strengthened our franchisee base by facilitating 96 franchisee-to-franchisee restaurant transfers to well-capitalized franchisees who are committed to our high operating standards and growth strategy.

•	Creating Significant Value for Stockholders

➣	Returned approximately $350 million in cash to stockholders through approximately $270 million in share repurchases and $80 million in dividends.

➣

Delivered total stockholder return that ranked in the 69th, 76th and 84th percentiles of the S&P MidCap 400 index over the past one, three and five years, respectively. We continued to outpace the S&P MidCap 400 index in 2018 with -3% total stockholder return, and our three- and five-year total stockholder return was 54% and 98%, respectively.

➣

Increased our quarterly dividend rate by 21% from 7.0 cents per share to 8.5 cents per share in the first quarter of 2018, marking our sixth consecutive year of dividend rate increases. Subsequently, in February 2019, we announced an additional 18% increase in our quarterly dividend rate from 8.5 cents per share to 10.0 cents per share.

➣	Sold our remaining ownership interest in Inspire Brands, Inc. for $450 million (approximately $352 million, net of tax), which represented a 38% premium on our previous valuation of the investment.

The following graph illustrates our total stockholder return over the past three years relative to the S&P MidCap 400 index, assuming an initial investment of $100 and reinvestment of all dividends when received.

2018 Executive Compensation Program

The Company’s 2018 business and financial results and stockholder returns were reflected in the compensation delivered to our senior executives, as described in this Compensation Discussion and Analysis and set forth under the 2018 Summary Compensation Table and the related compensation tables, notes and narratives that follow. The Compensation Committee set rigorous goals under our executive compensation program and, notwithstanding the Company’s strong 2018 performance, our North America same-restaurant sales, adjusted EBITDA and global systemwide sales performance resulted in an annual cash incentive payout at 71.2% of target, prior to adjustment for individual performance. With respect to long-term equity compensation, the performance unit awards granted to senior executives in February 2016 vested at 161.0% of target based on the Company’s relative total stockholder return and cumulative adjusted earnings per share performance over the three-year performance period beginning January 4, 2016 and ending December 30, 2018.

34        The Wendy’s Company 2019 Proxy Statement

In June 2018, our stockholders expressed strong support of our executive compensation program through their annual say-on-pay advisory vote, with approximately 97% of the votes cast for approval of the compensation of our NEOs. The following table highlights key features of our executive compensation program that demonstrate the Company’s ongoing commitment to promoting stockholder interests through sound compensation governance practices.

WHAT WE DO	WHAT WE DON’T DO

Hold an annual say-on-pay advisory vote for stockholders.

   Provide annual or multiyear incentive guarantees.

   Provide excessive perquisites or benefits to executives.

   Grant equity awards at less than fair market value.

   Offer pension benefits to executives.

   Pay dividends on equity awards that are not earned or vested.

   Gross-up excise taxes upon a change in control.

   Reprice underwater stock options.

   Permit speculative trading, hedging or derivative transactions in our Common Stock.

Use an appropriate mix of cash and non-cash compensation, with an emphasis on variable (at-risk) compensation.
Engage independent outside compensation consultants and utilize market, industry and peer group data to ensure we compensate fairly and competitively, but not excessively.
Set meaningful performance goals at the beginning of annual and multiyear performance periods.
Balance short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.

Mitigate undue risk-taking by utilizing multiple performance metrics, imposing caps on individual payouts, employing a clawback policy for equity awards and performing an annual compensation risk assessment.

Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control.
Set significant stock ownership and retention guidelines for the Chief Executive Officer and other executives.

A PHILOSOPHY OF PAY-FOR-PERFORMANCE

Objectives of the Executive Compensation Program

The compensation program for the Company’s senior executives is designed to support the Company’s business objectives by linking executive compensation to individual performance, the Company’s attainment of annual and multiyear operating and financial goals and the creation of long-term stockholder value. The primary objectives of the executive compensation program are to:

•	Motivate achievement of the Company’s performance and strategic business goals;

•	Attract and retain highly qualified executives by providing competitive compensation opportunities, with earned compensation commensurate with individual and Company performance; and

•	Align the interests of executives with those of the Company’s stockholders.

Emphasis on Variable Compensation

The Compensation Committee believes that a substantial portion of the total compensation for senior executives should be variable (i.e., at-risk) and tied to Company performance. Variable compensation is dependent on our financial and operational success and the achievement of strategic business objectives that create value for our stockholders. This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

Total direct compensation for senior executives is composed of three elements: (i) base salary; (ii) annual cash incentives; and (iii) long-term equity incentives. The following charts illustrate how these three components (at targeted levels of performance) were allocated for 2018 to create the overall pay mix for the Chief Executive Officer and the other NEOs as a group.

        The Wendy’s Company 2019 Proxy Statement        35

As reflected by the charts above, performance-based incentives constitute the most significant portion of total direct compensation for senior executives, consistent with the Company’s pay-for-performance philosophy. By utilizing a high proportion of at-risk compensation, the executive compensation program offers senior executives an opportunity for increased compensation in the event of successful Company performance, matched with the prospect of reduced compensation in the event Company performance goals are not achieved.

Alignment of CEO Compensation and Company Performance

We designed our 2018 incentive compensation to motivate and reward executive performance. The 2018 incentive structure focused on five key performance metrics under our annual and long-term incentive plans, with the largest portion of compensation tied to equity awards that vest over a multiyear period to support talent retention and foster strong alignment between our management and stockholders. Highlighting the alignment between our executive pay and Company performance, the following charts show the total direct compensation of our Chief Executive Officer as compared to the Company’s performance under these five performance metrics for the past three years.

CEO COMPENSATION

This chart indicates the total direct compensation of Mr. Penegor, our President and Chief Executive Officer, for each of 2016, 2017 and 2018, as reported in the 2018 Summary Compensation Table.

GLOBAL SYSTEMWIDE SALES[3]

Our efficient growth strategy has produced consistent global systemwide sales growth driven by global new restaurant development and increased same-restaurant sales at existing Wendy’s restaurants. During this three-year period, the Company’s global systemwide sales grew from $9.9 billion in 2016 to $10.5 billion in 2018, an increase of 6.0%.

[3]

Please refer to Annex A for a reconciliation of non-GAAP financial measures. The Company adopted the new accounting guidance for revenue recognition effective January 1, 2018 and has provided an updated Reconciliation of Recast Net Income to Recast Adjusted EBITDA in Annex A.

36        The Wendy’s Company 2019 Proxy Statement

SAME-RESTAURANT SALES

On both a one- and two-year basis, the Company experienced same-restaurant sales growth that was achieved by our focus on driving profitable sales supported by a balanced marketing strategy. As a result of our growth strategy, 2018 was the eighth consecutive year for which we recorded same-restaurant sales growth in North America.

ADJUSTED EBITDA[3]

The Company’s brand transformation and resilient business model helped drive continued adjusted EBITDA growth and a higher quality of earnings. Our adjusted EBITDA increased from $377.6 million in 2016 to $415.4 million in 2018, a 10.0% increase, despite a significant reduction in our ownership of Company-operated restaurants under our system optimization initiative.

FREE CASH FLOW[3]

The strength of the Company’s business model following our transition to a 95%-franchised system has generated meaningful free cash flow growth that has enabled us to return significant cash to our stockholders. Our free cash flow increased from $38.9 million in 2016 to $231.3 million in 2018, a 494.6% increase.

TOTAL STOCKHOLDER RETURN

Our stockholders have benefitted from the Company’s growth through continued increases in our stock price and dividends, which has resulted in our total stockholder return significantly outpacing the S&P MidCap 400 index over the past three years. Our stock price appreciated from $10.77 on the last trading day of 2015 to $15.63 on the last trading day of 2018, a 45.1% increase, and our quarterly cash dividend rate grew from 6.0 cents per share in first quarter 2016 to 8.5 cents per share in fourth quarter 2018, a 41.7% increase.

As discussed above under the “Emphasis on Variable Compensation” caption, a substantial portion of our NEO compensation is delivered in the form of at-risk compensation. This type of compensation is primarily dependent on our financial results and, with respect to our long-term equity awards, the performance of our Common Stock, which are important components of our executive compensation strategy. This compensation framework establishes a strong alignment between our executive compensation and the interests of our stockholders and supports our ability to attract, motivate and retain executive talent by rewarding our executives when they generate value for our

        The Wendy’s Company 2019 Proxy Statement        37

stockholders. Our pay-for-performance strategy has resulted in executive compensation, especially that of our Chief Executive Officer, that is reasonable and aligned with achievement of the Company’s business objectives.

ELEMENTS OF EXECUTIVE COMPENSATION

The primary components of our executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives	• Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

HOW EXECUTIVE COMPENSATION IS DETERMINED

On an annual basis, the Compensation Committee reviews the effectiveness of our executive compensation philosophy and the performance of our senior executives and establishes the executive compensation program for the current year. In determining the appropriate compensation package for senior executives, the Compensation Committee, in consultation with FW Cook, considers a number of factors, including: (i) individual and Company performance; (ii) scope of responsibilities and relative importance of each role; (iii) qualifications and experience; (iv) the Chief Executive Officer’s recommendations with respect to the performance and compensation of our other executive officers; (v) competitive market practice; (vi) internal pay equity; (vii) alignment with stockholder interests; and (viii) creation of long-term stockholder value.

For 2018, the Compensation Committee utilized the following approach to guide the Committee in making executive compensation decisions:

•

Targeted Compensation Levels. Compensation levels for base salary, annual cash incentives and long-term equity incentives are targeted at a competitive range of market median (defined as +/-10% for base salary, +/-15% for target total cash compensation and +/-20% for target total direct compensation), with realized actual compensation above or below that median range based on individual and Company performance. Individual executive compensation levels may be set above or below the median range depending on unique situations, such as recruiting considerations for new hires, sustained high performance and the degree to which the Company position has greater or lesser responsibilities than the comparable market, industry or peer group position.

•

Competitive Market, Industry and Peer Group Data. The Compensation Committee considers competitive data that includes broad market and industry compensation survey data, as well as peer group data for our Chief Executive Officer and Chief Financial Officer. Data from companies with comparable revenue size included in the Willis Towers Watson U.S. CDB General Industry Executive Compensation Survey Report (“General Industry Data”) is used as a primary reference point to evaluate the overall competitiveness of our executive compensation levels. Also, an industry peer group is used as a secondary reference for the Chief Executive Officer and Chief

38        The Wendy’s Company 2019 Proxy Statement

Financial Officer, and data from the Chain Restaurant Total Rewards Association Executive and Management Compensation Survey Report (“Restaurant Industry Data”) is used as a secondary reference for all other senior executive positions.[4]

•

Annual Cash Incentives. The performance measures utilized for annual cash incentives are focused on performance metrics that measure the Company’s earnings and growth. For executives other than the Chief Executive Officer, adjustments of up to +/-20% to calculated payouts are possible based on the achievement of strategic business goals and individual performance.

•

Long-Term Equity Incentives. Long-term equity incentive awards consist of (i) performance units that vest based on the Company’s achievement of two performance metrics that measure operating and market performance over a three-year performance period and (ii) stock options that vest over three years.

The Compensation Committee believes this approach is effective in maintaining a strong link between executive compensation and Company performance, as reflected by the Company’s consistent earnings, sales, cash flow and new restaurant growth, the generation of strong stockholder returns and the Company’s ability to attract and retain a highly qualified and motivated leadership team.

Peer Group Companies and Benchmarking

In December 2017, the Compensation Committee approved the utilization of an industry peer group as the secondary benchmark for making compensation decisions for the Chief Executive Officer and Chief Financial Officer positions in lieu of Restaurant Industry Data. This peer group is also used for competitive analyses of director compensation, as discussed under the caption “Compensation of Directors.”

The Compensation Committee, with assistance from FW Cook, annually reviews and approves the composition of our peer group. As part of this review, the Compensation Committee considers specific criteria and recommendations regarding companies to be added or removed from the peer group. Our peer group companies are selected from the restaurant industry and typically report systemwide revenue within a range of 30% to 300% when compared to the Wendy’s system (i.e., revenue from both Company-operated restaurants and franchised restaurants) and market capitalization within a range of 20% to 500% when compared to the Company. The Compensation Committee has the ability to refine the peer group based on other factors, including, for example, whether the peer group company considers Wendy’s as a peer or whether the peer group company is a direct competitor, talent competitor or key industry peer of the Company. With respect to our 2018 industry peer group companies, the Company ranked near the median in the market capitalization range and between the median and 75th percentile in the systemwide revenue range.

The industry peer group for 2018 was comprised of the 14 companies identified in the following table.

2018 EXECUTIVE COMPENSATION PEER GROUP COMPANIES
Bloomin’ Brands, Inc.	Dine Brands Global, Inc.	Restaurant Brands International Inc.
Brinker International, Inc.	Domino’s Pizza, Inc.	Sonic Corp.
Buffalo Wild Wings, Inc.	Dunkin’ Brands Group, Inc.	Starbucks Corporation
Chipotle Mexican Grill, Inc.	Jack in the Box Inc.	YUM! Brands, Inc.
Darden Restaurants, Inc.	Papa John’s International Inc.

[4]

With respect to the Compensation Committee’s review of General Industry Data (approximately 507 companies) and Restaurant Industry Data (approximately 92 companies): (i) the Committee does not select the companies that provide information for the surveys; (ii) the aggregate survey data is size-adjusted prior to being provided to the Committee; and (iii) the Committee does not link information back to particular companies as the aggregate survey data is reported by executive position and not by company. The Compensation Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market and the restaurant industry. As described above, competitive market practice is only one of several factors considered by the Compensation Committee when approving the elements and amounts of compensation awarded to senior executives.

        The Wendy’s Company 2019 Proxy Statement        39

Incentive Compensation Performance Metrics

In determining the appropriate incentive compensation award levels for our senior executives, the Performance Compensation Subcommittee considers the Company’s achievement of pre-established performance targets focused on a balanced mix of value-driving performance metrics. For the 2018 incentive compensation program, the Subcommittee approved five performance metrics designed to measure the Company’s earnings, growth and market performance, as shown in the following table.

INCENTIVE COMPENSATION COMPONENT	PERFORMANCE METRICS
Annual Cash Incentive	• Adjusted EBITDA • Global Systemwide Sales • North America Same-Restaurant Sales

Performance Units— Long-Term Equity Incentive	• Cumulative Three-Year Free Cash Flow • Three-Year Total Stockholder Return Relative to S&P MidCap 400

These five performance metrics and the framework of our executive compensation program are further discussed under the caption “Compensation Decisions for 2018.” The Subcommittee determined that for 2018, the performance metrics were appropriate and consistent with our executive compensation philosophy because the metrics (i) align with our earnings and growth and the expectations of our Board, management and stockholders, (ii) serve as key indicators of our business operating performance and (iii) hold our executives accountable for driving strong financial results and stockholder returns over annual and multiyear performance periods.

2018 Non-GAAP Financial Measures

The Company has identified certain non-GAAP financial measures, including adjusted EBITDA, systemwide sales and free cash flow, as internal measures of the Company’s business operating performance and as performance measures for benchmarking against our peers and competitors. Please refer to Annex A for further discussion regarding non-GAAP measures and for reconciliations of certain of these non-GAAP financial measures. The Compensation Committee determined that using these measures for our executive compensation program provides our stockholders with a meaningful perspective of how our executive incentive compensation links to the underlying operating performance of our current business and enables our stockholders to better understand and evaluate our historical and prospective operating performance as it relates to executive incentive compensation awards. The Compensation Committee also determined that free cash flow is an important liquidity measure that communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash. The Compensation Committee believes that adjusted EBITDA, systemwide sales and free cash flow are appropriate for our executive compensation program and important supplemental measures of the Company’s operating performance because these metrics eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that might not otherwise be apparent when relying solely on GAAP financial measures.

COMPENSATION DECISIONS FOR 2018

Base Salary

In February 2018, the Compensation Committee reviewed the base salaries for the Company’s senior executives, taking into account individual and Company performance and the other factors described under the caption “How Executive Compensation is Determined.” After consulting with FW Cook, and considering recommendations from the Chief Executive Officer with respect to other senior executives, the Compensation Committee approved base salary increases for certain executives, including Mr. Penegor ($50,000), Mr. Plosch ($30,000), Mr. Wright ($18,000), Mr. Kane ($20,000) and Ms. Pringle ($30,000). In approving these increases, the Compensation Committee noted that the base salaries of the senior executives remained within a competitive range of market median, in the aggregate, consistent with the Company’s executive compensation philosophy.

In June 2018, the Company implemented certain strategic organizational changes to our international and technology divisions. Under this organizational restructuring, oversight of the international division was transitioned to Ms. Pringle,

40        The Wendy’s Company 2019 Proxy Statement

who was promoted to Chief Global Development Officer and International. With respect to technology, Mr. Kane was promoted to Executive Vice President because his role was expanded to include digital technologies in addition to his existing responsibilities as Chief Marketing & Concept Officer, and Mr. Plosch took on additional oversight of our enterprise technologies in addition to his Chief Financial Officer duties. After reviewing these organizational changes with management, the Compensation Committee approved base salary increases for Mr. Plosch ($70,000), Mr. Kane ($100,000) and Ms. Pringle ($70,000) in recognition of each individual’s expanded role and responsibilities. In approving these increases, the Compensation Committee noted that the base salaries of the senior executives were comparable to those of other general industry executives with similar positions and responsibilities and, in the aggregate, remained within the competitive range of market median.

Guiding Principles for Annual and Long-Term Incentive Plans

In February 2018, the Subcommittee approved the 2018 annual cash incentive and long-term equity incentive compensation framework for senior executives. The design of the 2018 annual and long-term incentive plans was guided by the following key principles:

•	Drive growth over the prior year. Growth over the prior year is generally required for incentive payouts.

•

Reward executives consistent with external outlook. Payout levels were designed to motivate and reward performance that is equal to or greater than the Company’s external outlook to align executives’ interests with those of our stockholders.

•

Align executive compensation with Company performance relative to restaurant industry competitors. Performance goals were established at the beginning of the performance period taking into consideration the recent performance of the Company’s peers.

•

Establish challenging and appropriate incentive performance goals. Incentive design and payouts were structured to support achievement of the Company’s business and financial goals set forth in the Company’s annual operating plan, with achievement of performance targets resulting in target incentive payouts and outperformance of business goals providing for additional compensation opportunities.

Annual Cash Incentive Compensation

The 2018 annual incentive plan was based on the achievement of three performance metrics—adjusted EBITDA, same-restaurant sales and global systemwide sales. Adjusted EBITDA measures earnings and reflects the Company’s focus on increasing operating profitability, while same-restaurant sales and global systemwide sales measure growth and represent fundamental operating performance measures for the Company’s business. In selecting these metrics, the Subcommittee noted that adjusted EBITDA, same-restaurant sales and global systemwide sales are prevalent restaurant industry measures, and management’s ability to attain the pre-established goals for these metrics was critical to achieving the Company’s business objectives for 2018 and driving long-term stockholder value. In consultation with FW Cook, the Subcommittee approved the following enhancements to the 2018 performance metrics in consideration of the Company’s highly franchised business model and global growth objectives, which represented modifications from the prior year’s annual incentive plan:

•

Added global systemwide sales as an additional growth performance metric, weighted at 20%, and reduced the weighting of the same-restaurant sales growth performance metric from 40% to 20%. This enhancement is consistent with the Company’s objectives to drive global restaurant growth and organic growth of existing restaurants through increased sales and customer visits.

•	Retained adjusted EBITDA, weighted at 60%, as an earnings performance metric.

        The Wendy’s Company 2019 Proxy Statement        41

The following table identifies the performance metrics, incentive opportunities and actual results achieved under the 2018 annual incentive plan.

DESIGN OF 2018 ANNUAL INCENTIVE PLAN

($ in millions) PERFORMANCE METRIC	WEIGHT	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	2018 ACTUAL ACHIEVEMENT	2018 ACTUAL PAYOUT %	WEIGHTED PAYOUT %
Adjusted EBITDA[5]	60%	$405.0	$425.0	$455.0	$415.4	76.0%	45.6%

Same-Restaurant Sales[6]	20%	+0.5%	+2.0%	+4.0%	+0.9%	63.0%	12.6%

Global Systemwide Sales[7]	20%	$10,400	$10,650	$10,850	$10,523	65.0%	13.0%

2018 Total Payout %							71.2%

The following table shows the target opportunities and actual payouts for the NEOs under the 2018 annual incentive plan. The target payout levels are expressed as a percentage of base salary in effect as of the end of 2018. Annual cash incentive payouts for all NEOs other than the Chief Executive Officer can be adjusted upward or downward by up to 20% based on an assessment of each executive’s individual performance. In no event may an executive’s payout exceed the maximum incentive award opportunity established for that individual. Our Chief Executive Officer is not eligible for individual performance adjustments under the annual incentive plan because the Compensation Committee determined that Chief Executive Officer performance is reflected appropriately by reference to the Company’s actual business and financial results. In approving the target payout levels, the Subcommittee noted that the 2018 target total cash compensation for the Company’s senior executives fell within a competitive range of market median, in the aggregate, consistent with the Company’s executive compensation philosophy. The actual payouts for the NEOs were approved by the Subcommittee in February 2019 based on the Company’s 2018 adjusted EBITDA, same-restaurant sales and global systemwide sales results and the application of individual performance multipliers for each NEO other than our Chief Executive Officer.

TARGET PAYOUT LEVELS AND ACTUAL PAYOUTS UNDER 2018 ANNUAL INCENTIVE PLAN8

PARTICIPANT	ANNUAL SALARY ($)	INCENTIVE TARGET AS % OF SALARY	ANNUAL INCENTIVE TARGET ($)	WEIGHTED PAYOUT % ACHIEVED FOR 2018	INDIVIDUAL PERFORMANCE MULTIPLIER	TOTAL 2018 ANNUAL INCENTIVE PAYOUT ($)

Todd A. Penegor	980,000	125%	1,225,000	71.2%	—	872,200

Gunther Plosch	600,000	75%	450,000	71.2%	110%	350,000

Robert D. Wright	570,000	75%	427,500	71.2%	100%	305,000

Kurt A. Kane	570,000	75%	427,500	71.2%	105%	320,000

Abigail E. Pringle	500,000	60/75%	337,500	71.2%	105%	250,000

[5]

Adjusted EBITDA” is defined as earnings for fiscal 2018 before interest, taxes, depreciation and amortization, as adjusted (i) within the “Reconciliation of Net Income to Adjusted EBITDA” non-GAAP reconciliation table (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2018 earnings release and (ii) to exclude the impact of specific nonrecurring and unusual items or other adjustments, to the extent approved by the Subcommittee. For purposes of the 2018 annual incentive plan, the specific adjustments applied in calculating adjusted EBITDA from the Company’s reported 2018 financial results are shown in Annex A.

[6]

“Same-restaurant sales” is defined as North America system same-restaurant sales for Company-operated restaurants and franchised restaurants located in the U.S. and Canada, excluding the impact of currency translation. Same-restaurant sales are reported for new restaurants that have been open for 15 continuous months and for reimaged restaurants as soon as they reopen.

[7]

“Global systemwide sales” is defined as sales by both Company-operated restaurants and franchised restaurants. For Canadian and international franchised restaurants, local currency sales are converted at constant foreign exchange rates consistent with the Company’s external financial reporting definition to determine sales in U.S. Dollars. Due to the highly inflationary economy and volatility of sales in Venezuela, the contribution from Venezuelan sales is excluded.

[8]

In conjunction with establishing the 2018 annual incentive plan, the Subcommittee approved a plan with a threshold performance goal for 2018 of net operating profit (before taxes) of $189.8 million, excluding: (i) all asset write-downs (including asset impairment and goodwill impairment charges); (ii) reorganization and realignment costs; and (iii) “System optimization gains, net” as reported by the Company on its financial statements. Achievement of this performance goal (which was $9.3 million higher than the 2017 performance goal) allowed for the funding of an annual incentive pool with maximum incentive award opportunities for eligible participants. Based on 2018 financial results, the Subcommittee certified that the Company satisfied the threshold performance goal. The Subcommittee then approved incentive payouts to senior executives under the 2018 annual incentive plan based on the Company’s achievement of the performance metrics under that plan (i.e., adjusted EBITDA, same-restaurant sales and global systemwide sales), as adjusted for individual performance.

42        The Wendy’s Company 2019 Proxy Statement

The individual performance multipliers for Messrs. Plosch, Wright and Kane and Ms. Pringle reflect Mr. Penegor’s assessment of each executive’s performance during 2018 as measured against quantitative and qualitative performance goals set at the beginning of the fiscal year. The Subcommittee determined that positive adjustments were appropriate to reward executives’ contributions to the Company’s financial performance and execution of the Company’s strategic initiatives in 2018.

In June 2018, the Compensation Committee approved an adjustment to Ms. Pringle’s annual incentive target in recognition of her expanded duties and responsibilities discussed under the “Base Salary” caption. Effective July 2, 2018, Ms. Pringle’s annual incentive target increased from 60% to 75%. As a result, her annual incentive target for 2018 is prorated accordingly.

Long-Term Equity Incentive Compensation

In February 2018, the Subcommittee approved the 2018 long-term equity incentive compensation framework for senior executives. Consistent with the prior year, 2018 long-term equity incentive awards were comprised of equally weighted performance units and stock options, as summarized in the following table.

DESIGN OF 2018 LONG-TERM INCENTIVE PLAN

COMPONENT	WEIGHT	VESTING	TIMING OF GRANT[9]	RATIONALE

Performance Units	50%	• Three-year cliff vesting, subject to the Company’s achievement of pre-determined, objective performance metrics.	• Granted first quarter (February 2018). • Performance metrics are established at the beginning of a three-year performance period.

•  Value is dependent on the Company’s achievement of multiyear strategic business objectives and the price of our Common Stock.

•  Cliff vesting requires executives to remain with the Company through the performance period to realize the full value of the award.

Stock Options	50%	• Three-year ratable vesting.	• Granted third quarter (August 2018). • Consistent with historical practice and the timing of long-term equity awards to other eligible employees.	• Delivers value only if the price of our Common Stock increases. • Aligns the interests of executives with the long-term interests of stockholders.

[9]

The Subcommittee has not adopted any formal policy to time the grant of equity awards with the release of non-public information and retains discretion to determine the grant dates for annual and special equity awards taking into account all relevant factors. All stock options granted to senior executives during 2018 were issued during open trading windows established under the Company’s Securities Trading Policy.

        The Wendy’s Company 2019 Proxy Statement        43

Performance Unit Awards. The extent of the vesting and payout of the 2018 performance unit awards is based on the Company’s achievement of the performance goals under two equally-weighted performance metrics—cumulative free cash flow and relative total stockholder return—over a three-year performance period (January 1, 2018 through January 3, 2021), as described in the following table.

PERFORMANCE METRICS FOR 2018 PERFORMANCE UNIT AWARDS

PERFORMANCE METRIC	THRESHOLD (37.5% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	RATIONALE

Free Cash Flow, Cumulative Three-Year[10] (Compounded Annual Growth Rate)	13%	19%	25%	• Motivates executives to achieve consistent, long-term liquidity. • Rewards executives based on an internal operating measure with clear line of sight.
Relative Total Stockholder Return (Ranking vs. S&P MidCap 400)	25th Percentile	50th Percentile	≥ 90th Percentile	• Motivates executives to drive superior, long-term growth in share price and dividends. • Rewards executives based on the Company’s relative performance compared to a broad market index.

In consultation with FW Cook, the Subcommittee approved the following enhancements to the performance metrics for the 2018 performance units:

•

Added cumulative three-year free cash flow, weighted at 50%, as a new operating performance metric, which replaced cumulative three-year adjusted earnings per share, weighted at 50%. This enhancement aligns with the Company’s long-term business goals and increased focus on free cash flow.

•

Retained relative total stockholder return, weighted at 50%, as a market performance metric, which the Subcommittee considers to be an important indicator of the Company’s financial performance compared to the market.

In determining the metrics for the 2018 long-term incentive plan, the Subcommittee considered that the metrics reflect the Company’s growth-oriented goals under our long-term strategic business plan, directly link executive compensation with the Company’s long-term performance and reinforce our pay-for-performance philosophy. Further, the Subcommittee selected these two performance metrics in recognition of compensation governance best practices and marketplace trends to utilize multiple performance metrics in long-term incentive plan design.

Following the end of the performance period, the Subcommittee will review the extent to which the performance metrics have been achieved under the 2018 long-term incentive plan and will determine the number of shares of Common Stock that are issuable to each participant. Under the terms of the awards, there is no vesting of performance units if actual performance falls below threshold levels of performance. Consistent with prior year awards, the performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

Grant Date Target Value of 2018 Long-Term Equity Incentive Awards. The Subcommittee determined the grant date target value of the 2018 long-term equity incentive awards for senior executives by assessing the impact of the value of these awards on each executive’s target total direct compensation, competitive market practices and the performance of the Company and each executive.

In determining the grant date target value of Mr. Penegor’s 2018 long-term equity incentive award, the Subcommittee discussed Mr. Penegor’s 2018 performance objectives and 2017 performance results, including certain quantitative and

[10]

With respect to the 2018 performance unit awards, “free cash flow” was defined as cash flows from operations minus capital expenditures, both as prepared in accordance with U.S. GAAP accounting principles and reported in the Company’s fiscal 2018, 2019 and 2020 Consolidated Statements of Cash Flows, as adjusted (i) due to changes in applicable accounting standards or principles and (ii) to exclude the impact of any other unusual or nonrecurring events as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable fiscal year. Any such adjustment made pursuant to the preceding sentence must be approved by the Compensation Committee.

44        The Wendy’s Company 2019 Proxy Statement

qualitative measures, and gave particular consideration to Mr. Penegor’s leadership role in driving improved Company performance during 2017 and his contributions to the Company’s sustained success, strategic direction and enhanced brand and economic relevance since becoming Chief Executive Officer in May 2016. The Subcommittee also discussed competitive market compensation data and information provided by FW Cook. After considering the foregoing and all other relevant factors, the Subcommittee determined that a 2018 long-term equity incentive award with a grant date target value of $3,750,000 (which placed Mr. Penegor’s target total direct compensation for 2018 within a competitive range of market median) was appropriate in light of Mr. Penegor’s experience relative to the market and was reflective of competitive practice.

The values of the 2018 long-term equity incentive awards for Messrs. Plosch, Wright and Kane and Ms. Pringle were determined by the Subcommittee after consideration of several factors, including each individual’s change in responsibilities and duties under the strategic organizational restructuring discussed under the “Base Salary” caption, individual and Company performance, the value of prior year awards, competitive market practice, internal pay equity, the terms of individual employment arrangements (where applicable) and recommendations from Mr. Penegor. In approving these awards, the Subcommittee noted that the 2018 target total direct compensation for senior executives fell within a competitive range of market median, in the aggregate, consistent with the Company’s executive compensation philosophy.

ADDITIONAL COMPENSATION DECISIONS

Vesting of 2016 Performance Unit Awards

In February 2016, the Subcommittee awarded performance units to the Company’s senior executives, including Messrs. Penegor, Kane and Wright and Ms. Pringle, as part of the Company’s 2016 executive compensation program. The performance units vested at the conclusion of the three-year performance period (January 4, 2016 through December 30, 2018), based on the Company’s achievement of two equally weighted growth performance metrics – adjusted earnings per share (cumulative three-year) and relative total stockholder return – over such performance period. The performance goals, actual achievements and payout levels are described in the following two tables.

	Adjusted Earnings per Share[11]			RELATIVE TOTAL STOCKHOLDER RETURN
PERFORMANCE	VALUE	COMPOUNDED GROWTH RATE	PAYOUT AS % OF TARGET	RANKING VS. S&P MIDCAP 400	PAYOUT AS % OF TARGET

Threshold Level	$1.10	6.0%	37.5%	25th Percentile	37.5%

Above Threshold	$1.15	8.0%	75.0%	37.5th Percentile	75.0%

Target Level	$1.20	10.0%	100.0%	50th Percentile	100.0%

Above Target	$1.31	17.0%	150.0%	75th Percentile	150.0%

Maximum Level	$1.45	21.0%	200.0%	≥ 90th Percentile	200.0%

Actual Achievement	$1.34	17.8%	160.7%	78.4th Percentile	161.3%

	ATTAINED AND WEIGHTED PERFORMANCE AS % OF TARGET
METRIC	ATTAINMENT PER METRIC	WEIGHTED ATTAINMENT

Adjusted Earnings Per Share (50%)	160.7%	80.4%

Relative Total Stockholder Return (50%)	161.3%	80.7%

Total Weighted Payout		161.0%

[11]

With respect to the 2016 performance unit awards, “adjusted earnings per share” was defined as diluted net income (loss) per share (after taxes) as reported on the Company’s Consolidated Statements of Operations, as adjusted (i) within the Reconciliation of Adjusted Income and Adjusted Earnings Per Share from Continuing Operations to Net Income and Diluted Earnings Per Share (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2016, 2017 and 2018 earnings releases and (ii) to exclude the after-tax impact of any other unusual or nonrecurring events as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable fiscal year.

        The Wendy’s Company 2019 Proxy Statement        45

In February 2019, the Subcommittee certified the Company’s weighted achievement of the adjusted earnings per share and relative total stockholder return performance goals and approved share payouts equal to 161.0% of the performance unit awards to senior executives, including Mr. Penegor (239,359 shares), Mr. Wright (78,334 shares), Mr. Kane (56,571 shares) and Ms. Pringle (26,107 shares), without exercising negative discretion.

2019 Executive Compensation Program

In December 2018, the Compensation Committee conducted its annual review of the Company’s executive compensation philosophy and determined that the executive compensation program has been effective in attracting and retaining top talent, is strongly aligned with the interests of stockholders and provides a significant link between executive compensation and Company performance. Accordingly, the Compensation Committee, after consultation with FW Cook, decided to continue the current executive compensation program for 2019, which includes the annual review of the Company’s peer group with respect to industry trends and consolidation.

COMPENSATION GOVERNANCE MATTERS

Clawback Provisions in Equity Awards

All of the equity awards granted to senior executives and other eligible participants during 2018 contain clawback provisions in favor of the Company, as described below.

•

In the event of a material restatement of the Company’s financial statements, the Compensation Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing by the participant) and may, in its sole discretion, direct the Company to recover all or a portion of the award or any gain realized on the vesting, exercise or settlement of the award.

•

If a court determines that a participant has engaged in any “detrimental activity” (as defined in the 2010 Omnibus Award Plan), the Company may cancel the award and require the participant to return the award or any gain realized on the vesting, exercise or settlement of the award.

•

If the Company is required by law to include an additional clawback or forfeiture provision in an outstanding award, then such provision will apply to the award as if it had been included in the award on its grant date.

Stock Ownership and Retention Guidelines

The Board of Directors has adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors (the “Stock Ownership and Retention Guidelines”) that require executive officers and directors to own a specified number of shares of Common Stock based on the executive’s annual base salary or the director’s annual cash retainer for serving on the Board. The guidelines, which are described under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” are intended to encourage executives and directors to maintain a long-term equity stake in the Company, align the interests of executives and directors with the interests of stockholders and promote the Company’s commitment to sound corporate governance.

Anti-Hedging Policy

The Board of Directors has adopted a Securities Trading Policy to assist the Company’s employees and directors in complying with securities laws and avoiding even the appearance of improper conduct. Under this policy, executives and directors are prohibited from engaging in speculative transactions or transactions that are intended to hedge or offset the value of Company securities they already own. Specifically, executives and directors: (i) may not sell Company securities that are not then owned; (ii) may not engage in transactions in publicly traded options of Company securities; (iii) may not engage in any other hedging transactions without pre-clearance from the Company’s legal department; (iv) may not sell Company securities within six months of their purchase; and (v) are discouraged from pledging or hypothecating Company securities. Furthermore, Company securities held in a margin account or otherwise pledged as collateral for a loan do not count toward satisfaction of the applicable Common Stock ownership requirement under the Company’s Stock Ownership and Retention Guidelines. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

Tax and Accounting Considerations

Tax Deductibility of Performance-Based Compensation. Our long-term equity incentive compensation was previously structured in a manner intended to qualify for the “performance-based compensation” exemption under Section 162(m) of the Internal Revenue Code, under which certain types of performance-based compensation were exempt from the $1.0 million deductibility limit (including but not limited to income from stock options and

46        The Wendy’s Company 2019 Proxy Statement

performance-based restricted stock) if, among other requirements, such compensation was subject to certain performance goals under a plan established by the Subcommittee and approved by our stockholders. This Section 162(m) deductibility exemption was repealed in the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), effective for tax years beginning after December 31, 2017, such that compensation paid to our covered executives in excess of $1.0 million is not deductible unless the compensation was exempt prior to the Tax Act and is provided pursuant to a written binding contract in place as of November 2, 2017, provided that the contract is not modified in any material respect after such date.

The Compensation Committee will continue to analyze the impact of the Section 162(m) deductibility limitations on our executive compensation program. At the same time, the Compensation Committee and Subcommittee believes it is important to retain discretion and maximum flexibility in designing appropriate executive compensation programs and establishing competitive forms and levels of executive compensation that are in the best interests of the Company and our stockholders.

Accounting Costs Related to Long-Term Equity Awards. The Compensation Committee and Subcommittee take into consideration the accounting costs associated with long-term equity incentive awards granted to senior executives and other eligible employees. Under GAAP, grants of stock options, performance units and other share-based awards result in an accounting charge for the Company. In designing the executive compensation program, the Compensation Committee and Subcommittee consider the accounting implications of equity awards, including the estimated cost for financial reporting purposes and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Consideration and Frequency of Annual Stockholder Say-on-Pay Vote

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the NEOs (i.e., an annual “say-on-pay” vote), as discussed under the caption “Proposal 3—Advisory Resolution to Approve Executive Compensation.” At the Company’s 2018 annual meeting of stockholders, approximately 97% of the votes cast on the say-on-pay resolution were voted in favor of the compensation of our named executive officers for 2017, as disclosed in the Company’s definitive proxy statement for the 2018 annual meeting of stockholders filed with the SEC on April 20, 2018. In August 2018, the Compensation Committee considered those voting results and determined that no changes to the Company’s executive compensation program were warranted at that time. In December 2018, the Compensation Committee conducted its annual review of the Company’s executive compensation philosophy and approved the existing framework for the executive compensation program for 2019, as described under the caption “Compensation Discussion and Analysis—Additional Compensation Decisions—2019 Executive Compensation Program.”

The Compensation Committee will continue to review the design of the executive compensation program in light of future say-on-pay votes, developments in executive compensation and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

        The Wendy’s Company 2019 Proxy Statement        47

2018 SUMMARY COMPENSATION TABLE

This 2018 Summary Compensation Table sets forth the salary, bonus, cash incentive awards, equity incentive awards and all other compensation that was earned by, or paid or awarded to, the following Named Executive Officers for 2018, 2017 and 2016:

•	The Company’s President and Chief Executive Officer, Todd A. Penegor;

•	The Company’s Chief Financial Officer, Gunther Plosch;

•	The Company’s three most highly compensated executive officers during 2018 (other than Messrs. Penegor and Plosch) who were serving as executive officers at the end of 2018:

O	Robert D. Wright, Executive Vice President, Chief Operations Officer;

O	Kurt A. Kane, Executive Vice President, Chief Concept & Marketing Officer; and

O	Abigail E. Pringle, Chief Global Development Officer and International.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3) *	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)

Todd A. Penegor (President and CEO)	2018	964,849	—	1,874,982	1,874,998	872,200	33,838	5,620,867
	2017	919,973	—	1,624,988	1,624,997	1,267,125	35,910	5,472,993
	2016	897,534	—	1,374,993	1,374,998	1,395,000	75,259	5,117,784

Gunther Plosch (CFO)	2018	555,973	—	449,990	549,999	350,000	27,800	1,933,762
	2017	492,397	—	387,488	387,497	470,000	27,600	1,764,982

	2016	318,836	150,000	974,997	374,998	323,950	122,483	2,265,264

Robert D. Wright (EVP, COO)	2018	563,951	—	487,484	537,497	305,000	29,913	1,923,845
	2017	545,003	—	487,486	487,497	490,000	30,610	2,040,596
	2016	513,493	—	449,993	524,999	566,835	30,200	2,085,520

Kurt A. Kane (EVP, CCMO)	2018	513,589	—	349,989	449,998	320,000	27,800	1,661,376
	2017	445,027	—	599,983	349,998	405,000	30,400	1,830,408

	2016	431,315	—	324,987	325,000	424,778	30,200	1,536,279

Abigail E. Pringle (5) (CGDO and International)	2018	456,247	—	299,988	400,000	250,000	27,800	1,434,035

(1)

The amounts shown represent the aggregate grant date fair value of stock awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2018 Form 10-K for the assumptions made in determining these values.

The amounts shown for 2018 reflect the target grant date fair values of performance unit awards granted to the NEOs in February 2018 under the 2010 Omnibus Award Plan that are subject to the Company’s achievement of performance goals established by the Subcommittee for the performance period beginning January 1, 2018 and ending January 3, 2021. At maximum achievement levels, the grant date fair values of these awards would be as follows: Mr. Penegor, $3,749,963; Mr. Plosch $899,979; Mr. Wright, $974,967; Mr. Kane, $699,977; and Ms. Pringle, $599,976. For more information regarding the performance goals and potential payouts with respect to the 2018 performance unit awards granted to the NEOs, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2018—Long-Term Equity Incentive Compensation.”

(2)

The amounts shown represent the aggregate grant date fair value of stock option awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2018 Form 10-K for the assumptions made in determining these values. For more information regarding the stock options granted to the NEOs in 2018, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2018—Long-Term Equity Incentive Compensation.”

48        The Wendy’s Company 2019 Proxy Statement

(3)

The amounts shown represent the annual cash incentive payouts earned by the NEOs under the 2010 Omnibus Award Plan for the year shown based on the Company’s achievement of annual performance goals established by the Subcommittee, as adjusted for individual performance. For more information regarding the performance goals and potential payouts with respect to the 2018 cash incentive awards granted to the NEOs, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2018—Annual Cash Incentive Compensation.”

(4)	The following table sets forth the details of the “All Other Compensation” paid to the NEOs for 2018:

NAME	COMPANY CONTRIBUTIONS TO 401(K) PLAN ($) (a)	AUTOMOBILE ALLOWANCE ($)	OTHER PERQUISITES OR PERSONAL BENEFITS ($) (b)	TOTAL ($)
Todd A. Penegor	11,000	19,200	3,638	33,838
Gunther Plosch	11,000	16,800	—	27,800
Robert D. Wright	11,000	16,800	2,113	29,913
Kurt A. Kane	11,000	16,800	—	27,800
Abigail E. Pringle	11,000	16,800	—	27,800

(a)	The amounts shown reflect matching contributions made by the Company to the NEOs’ respective 401(k) plan accounts.

(b)

The amount shown for Mr. Penegor includes the Company’s reimbursement of $2,800 for medical expenses incurred under the Company’s executive physical examination program. The Company adopted this program to encourage executive officers to have routine medical check-ups in an effort to maintain good health, identify health issues and drive productivity. Also, the amount shown for Mr. Penegor includes the Company’s payment of certain residential security costs that were approved by the Compensation Committee following the Company’s review of potential security concerns related to Mr. Penegor’s service as the Company’s Chief Executive Officer, as well as a related tax assistance payment of $376 made by the Company.

The amount shown for Mr. Wright includes the Company’s reimbursement of commercial travel expenses for his spouse. On certain occasions, an executive officer’s spouse may accompany the executive on a trip for a specific business-related purpose. In those cases, the executive officer is reimbursed for their spouse’s commercial travel expenses only with the prior permission of our Chief Executive Officer.

(5)	Ms. Pringle was not a Named Executive Officer in 2017 or 2016 and, therefore, her compensation information for those years has not been provided.

        The Wendy’s Company 2019 Proxy Statement        49

2018 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual cash incentive awards and long-term equity incentive awards granted to the NEOs in 2018.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
NAME	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Todd A. Penegor			612,500	1,225,000	2,450,000
	2/15/18					40,766	108,710	217,420	—	—	—		1,874,982

	8/20/18	8/2/18				—	—	—	—	454,589	18.515	18.430	1,874,998
Gunther Plosch			225,000	450,000	900,000
	2/15/18					9,783	26,090	52,180	—	—	—		449,990

	8/20/18	8/2/18				—	—	—	—	133,346	18.515	18.430	549,999
Robert D. Wright			213,750	427,500	855,000
	2/15/18					10,599	28,264	56,528	—	—	—		487,484

	8/20/18	8/2/18				—	—	—	—	130,315	18.515	18.430	537,497
Kurt A. Kane			213,750	427,500	855,000
	2/15/18					7,609	20,292	40,584	—	—	—		349,989

	8/20/18	8/2/18				—	—	—	—	109,101	18.515	18.430	449,998
Abigail E. Pringle			168,750	337,500	675,000
	2/15/18					6,522	17,393	34,786	—	—	—		299,988

	8/20/18	8/2/18				—	—	—	—	96,979	18.515	18.430	400,000

(1)

Represents threshold, target and maximum payout levels based on 2018 performance for the annual cash incentive awards granted to the NEOs under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2018—Annual Cash Incentive Compensation.” The actual amounts paid to the NEOs pursuant to such awards based on Company and individual performance during 2018 were as follows: Mr. Penegor, $872,200; Mr. Plosch, $350,000; Mr. Wright, $305,000; Mr. Kane, $320,000; and Ms. Pringle, $250,000.

Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the 2018 Summary Compensation Table.

(2)

Represents threshold, target and maximum payout levels based on Company performance over a three-year period for performance unit awards granted to the NEOs under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2018—Long-Term Equity Incentive Compensation.” The performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

(3)

Reflects stock options granted to the NEOs under the 2010 Omnibus Award Plan, each having an exercise price equal to the “fair market value” (i.e., the average of the high and low per share sales price) of the underlying shares of Common Stock on the grant date and expiring ten years from the grant date, unless sooner exercised or forfeited. All of the stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(4)

Represents the grant date fair value of equity awards granted to the NEOs, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. The grant date fair value of the performance unit awards granted to Messrs. Penegor, Plosch, Wright, Kane and Ms. Pringle on February 15, 2018 is based on achieving target levels of performance. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2018 Form 10-K for the assumptions made in determining those values.

50        The Wendy’s Company 2019 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2018 YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock unit and performance unit awards held by the NEOs as of the end of 2018.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)
Todd A. Penegor	65,580	—	5.9050	6/3/23
	218,153	—	7.9225	8/9/23
	300,054	—	8.2225	8/11/24
	263,805	—	9.8575	8/7/25
	433,084	216,542	10.0875	8/12/26
	173,366	346,733	15.3550	8/11/27
	—	454,589	18.5150	8/20/28
							297,366 (4)	4,647,831
							222,274 (5)	3,474,143
							221,756 (6)	3,466,046
Gunther Plosch	118,113	59,057	10.0875	8/12/26
	41,341	82,682	15.3550	8/11/27
	—	133,346	18.5150	8/20/28
					92,671 (7)	1,448,448
							53,002 (5)	828,421
							53,218 (6)	831,797
Robert D. Wright	109,110	—	8.2225	8/11/24
	237,425	—	9.8575	8/7/25
	165,359	82,680	10.0875	8/12/26
	52,009	104,020	15.3550	8/11/27
	—	130,315	18.5150	8/20/28
							97,318 (4)	1,521,080
							66,678 (5)	1,042,177
							57,654 (6)	901,132
Kurt A. Kane	153,886	—	9.8575	8/7/25
	102,365	51,183	10.0875	8/12/26
	37,340	74,681	15.3550	8/11/27
	—	109,101	18.5150	8/20/28
					16,754 (8)	261,865
							70,282 (4)	1,098,508
							47,872 (5)	748,239
							41,392 (6)	646,957
Abigail E. Pringle	20,319	—	5.0200	6/23/21
	59,722	—	4.6750	7/2/22
	52,816	—	7.9225	8/9/23
	72,285	—	8.2225	8/11/24
	65,951	—	9.8575	8/7/25
	47,245	23,623	10.0875	8/12/26
	26,671	53,344	15.3550	8/11/27
	—	96,979	18.5150	8/20/28
							32,436 (4)	506,975
							34,192 (5)	534,421
							35,478 (6)	554,521

(1)

All stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

        The Wendy’s Company 2019 Proxy Statement        51

(2)	All stock options expire ten years from the grant date, unless sooner exercised or forfeited.

(3)	Based on $15.63 per share, which was the per share closing price of our Common Stock on December 28, 2018, the last trading day of 2018.

(4)

Represents payout levels based on achieving maximum performance levels over a three-year period (January 4, 2016 through December 30, 2018) for performance unit awards granted on February 25, 2016 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2018. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2016—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2017 annual meeting of stockholders filed with the SEC on April 11, 2017.

(5)

Represents payout levels based on achieving maximum performance levels over a three-year period (January 2, 2017 through December 29, 2019) for performance unit awards granted on February 28, 2017 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2018. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2017—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2018 annual meeting of stockholders filed with the SEC on April 20, 2018.

(6)

Represents payout levels based on achieving maximum performance levels over a three-year period (January 1, 2018 through January 3, 2021) for performance unit awards granted on February 15, 2018 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2018. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2018—Long-Term Equity Incentive Compensation.”

(7)

Reflects unvested restricted stock units granted to Mr. Plosch on May 2, 2016 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2018. The restricted stock units vest on May 2, 2019, subject to Mr. Plosch’s continued employment on the vesting date.

(8)

Reflects unvested restricted stock units granted to Mr. Kane on August 11, 2017 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2018. The restricted stock units vest on August 11, 2020, subject to Mr. Kane’s continued employment on the vesting date.

52        The Wendy’s Company 2019 Proxy Statement

OPTION EXERCISES AND STOCK VESTED DURING 2018

The following table provides information for 2018 concerning the exercise of stock options and vesting of stock awards granted to the NEOs in prior years.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)
Todd A. Penegor	—	—	114,968 (3)	1,880,252
Gunther Plosch	—	—	—	—
Robert D. Wright	—	—	109,815 (3)	1,797,185
Kurt A. Kane	—	—	25,735 (4)	431,061
Abigail E. Pringle	—	—	37,852 (5)	627,437

(1)	Based on the difference between the exercise price of the stock options and the market price of our Common Stock at the time of exercise.

(2)	Based on the average of the high and low per share sales price of our Common Stock on the applicable vesting date.

(3)

This number includes the number of shares of Common Stock earned with respect to performance unit awards granted on February 18, 2015 for the performance period that began on December 29, 2014 and ended on December 31, 2017. The performance unit awards vested on February 28, 2018 at 167.9% of target following the Subcommittee’s determination of the Company’s level of achievement of the adjusted earnings per share (145.5% attainment) and relative total stockholder return (190.3% attainment) performance goals. The number of shares of Common Stock actually received by each individual was reduced by the withholding of shares (15,371 shares withheld by Mr. Penegor and 13,870 shares withheld by Mr. Wright) to pay the income taxes associated with the value realized upon vesting.

This number also includes the number of shares of Common Stock received on December 17, 2018 from the pro rata vesting of each individual’s respective restricted stock unit award granted on December 17, 2014. The number of shares of Common Stock actually received by each of Mr. Penegor and Mr. Wright was reduced by the withholding of 28,459 shares to pay the income taxes associated with the value realized upon vesting.

(4)

Represents one-third of the restricted stock units (plus dividends accrued thereon) granted on May 4, 2015 and which vested on May 4, 2018. The number of shares of Common Stock actually received by Mr. Kane was reduced by the withholding of 7,812 shares to pay the income taxes associated with the value realized upon vesting.

(5)

This number includes the number of shares of Common Stock earned with respect to the performance unit award granted on February 18, 2015 for the performance period that began on December 29, 2014 and ended on December 31, 2017. The performance unit awards vested on February 28, 2018 at 167.9% of target following the Subcommittee’s determination of the Company’s level of achievement of the adjusted earnings per share (145.5% attainment) and relative total stockholder return (190.3% attainment) performance goals. The number of shares of Common Stock actually received by Ms. Pringle was reduced by the withholding of 4,038 shares to pay the income taxes associated with the value realized upon vesting.

This number also includes the number of shares of Common Stock received on December 14, 2018 from the vesting of Ms. Pringle’s restricted stock unit award granted on December 14, 2015 and associated dividend equivalent units issued and vested on December 17, 2018. The number of shares of Common Stock actually received by Ms. Pringle was reduced by the withholding of 7,582 shares to pay the income taxes associated with the value realized upon vesting.

        The Wendy’s Company 2019 Proxy Statement        53

EMPLOYMENT ARRANGEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Following careful consideration and consultation with its executive compensation advisors, beginning in 2013, the Company adopted a philosophy to discontinue the use of formal employment agreements. The Company believes this practice is a responsible approach aligned with stockholder interests and best practice. Employment arrangements for our NEOs are governed by the terms of their individual employment offers, as well as an Executive Severance Pay Policy adopted by the Compensation Committee in December 2015 (the “Executive Severance Policy”). The key provisions related to termination of employment for the NEOs are summarized in the tables below.

The NEOs also have received equity awards under the 2010 Omnibus Award Plan, which provides for the accelerated vesting of certain awards in connection with a qualifying termination event. Awards granted under the 2010 Omnibus Award Plan are subject to “double-trigger” vesting requirements in connection with a “change in control” of the Company. This means that, in order for an outstanding award to be accelerated and become vested, a “change in control” must occur and the participant must be terminated without “cause” or for “good reason” following the change in control.

The Company considers these limited severance and change in control benefits to be an important part of our executive compensation program and consistent with competitive market practice. The Company believes that providing appropriate severance benefits helps to attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-compete and other restrictive covenants in the event of an executive’s termination.

A summary of the key severance provisions in effect as of the end of 2018 for Messrs. Penegor, Plosch, Wright and Kane and Ms. Pringle is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment arrangement documents for the NEOs, the Executive Severance Policy and the 2010 Omnibus Award Plan, copies of which have been filed with the SEC.

EMPLOYMENT ARRANGEMENTS—KEY SEVERANCE PROVISIONS

TODD A. PENEGOR AND ROBERT D. WRIGHT
Termination event:	Termination without “cause.”

Severance payments:	•

A cash payment equal to the sum of the executive’s then-current base salary and actual cash incentive award paid for 2017, payable in biweekly installments for a period of 12 months (Mr. Penegor, $2,247,125; Mr. Wright, $1,060,000).

•

A cash payment equal to the executive’s then-current base salary for an additional period of 12 months, payable in biweekly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment (Mr. Penegor, $980,000; Mr. Wright, $570,000).

	•	A lump sum cash payment of $30,000.

•

A pro rata portion of the executive’s annual cash incentive award for 2018, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Penegor, $872,200; Mr. Wright, $305,000).

Treatment of equity awards:	In the event of termination without “cause”:
		•	All outstanding stock options and restricted stock units will vest pro rata (on a monthly basis) through the date of termination (Mr. Penegor, $1,011,842; Mr. Wright, $382,657).

•

Vesting of outstanding performance units on a pro rata basis, based on the number of months worked prior to the executive’s termination date. Vesting will occur at the conclusion of the applicable performance period(s), based on actual performance for the entire performance period(s) (Mr. Penegor, $4,010,084; Mr. Wright, $1,244,576).

In the event of termination without “cause” within 12 months following a change in control:

		•	Accelerated full vesting of outstanding stock options as of the termination date (Mr. Penegor, $1,295,536; Mr. Wright, $486,859).

		•	Accelerated full vesting of outstanding restricted stock units as of the termination date (Messrs. Penegor and Wright did not have any outstanding restricted stock units as of the termination date).

•

Accelerated pro rata vesting (on a daily basis) of outstanding performance units based on actual performance through the termination date, if determinable; if undeterminable, accelerated pro rata vesting of outstanding performance units at target levels of performance (Mr. Penegor, $3,961,722; Mr. Wright, $1,230,930).

54        The Wendy’s Company 2019 Proxy Statement

GUNTHER PLOSCH, KURT A. KANE AND ABIGAIL E. PRINGLE
Termination event:	Termination without “cause” or termination due to a change in control.

Severance payments:	•

In the event of termination without “cause”: A cash payment equal to the executive’s then-current base salary, payable in biweekly installments for a period of 18 months (Mr. Plosch, $900,000; Mr. Kane, $855,000; Ms. Pringle, $750,000).

•

In the event of termination without “cause” within 12 months following a change in control: A cash payment equal to the sum of the executive’s then-current base salary and target annual cash incentive award for 2018, payable in biweekly installments for a salary continuation period of 18 months (Mr. Plosch, $1,350,000; Mr. Kane, $1,282,500; Ms. Pringle, $1,087,500).

•

In either case, a pro rata portion of the executive’s annual cash incentive award for 2018, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Plosch, $350,000; Mr. Kane, $320,000; Ms. Pringle, $250,000).

Treatment of equity awards:	In the event of termination without “cause”:
•

Continued vesting of all outstanding stock options during the 18-month salary continuation period. Any unvested stock options remaining outstanding as of the conclusion of the 18-month salary continuation period will be forfeited.

•

Accelerated vesting, as of the termination date, of outstanding restricted stock units that would have vested had the executive continued in active employment through the end of the 18-month salary continuation period. All other unvested restricted stock units will be forfeited (Mr. Plosch, $1,448,448).

•

Vesting of outstanding performance units on a pro rata basis, based on the number of months worked prior to the executive’s termination date. Vesting will occur at the conclusion of the applicable performance period(s), based on actual performance for the entire performance period(s) (Mr. Plosch, $402,907; Mr. Kane, $896,769; Ms. Pringle, $516,222).

In the event of termination without “cause” within 12 months following a change in control:

		•	Accelerated full vesting of outstanding stock options as of the termination date (Mr. Plosch, $350,061; Mr. Kane, $304,219; Ms. Pringle, $145,600).

		•	Accelerated full vesting of outstanding restricted stock units as of the termination date (Mr. Plosch, $1,448,448; Mr. Kane, $261,865).

•

Accelerated pro rata vesting (on a daily basis) of outstanding performance units based on actual performance through the termination date, if determinable; if undeterminable, accelerated pro rata vesting of outstanding performance units at target levels of performance (Mr. Plosch, $392,404; Mr. Kane, $886,965; Ms. Pringle, $508,831).

EMPLOYMENT ARRANGEMENTS—RESTRICTIVE COVENANTS

As a condition to receiving any of the severance payments and benefits described above, the NEOs are required to comply with certain restrictive covenants set forth under their respective employment arrangements, including the Executive Severance Policy, as described below.

NAME	GENERAL RELEASE/ COVENANT NOT TO SUE	NON-COMPETE/NON-SOLICITATION	CONFIDENTIALITY/ NON-DISPARAGEMENT
Todd A. Penegor; Robert D. Wright	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	4 years
Gunther Plosch	✓	12 months (termination for “cause”) 18 months (termination without “cause”)	Unlimited
Kurt A. Kane	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	Unlimited
Abigail E. Pringle	✓	0 months (termination for “cause”) 12 months (termination without “cause”)	Unlimited

        The Wendy’s Company 2019 Proxy Statement        55

2010 OMNIBUS AWARD PLAN – KEY SEVERANCE PROVISIONS

TYPE OF EQUITY AWARD	TERMINATION EVENT	IMPACT ON OUTSTANDING EQUITY AWARDS
Stock Options	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding stock options will fully vest (Mr. Penegor, $1,295,536; Mr. Plosch, $350,061; Mr. Wright, $486,859; Mr. Kane, $304,219; Ms. Pringle, $145,600).

Restricted Stock Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding restricted stock units will fully vest (Mr. Plosch, $1,448,448; Mr. Kane, $261,865).

Termination without “cause.”

For Mr. Plosch, all outstanding restricted stock units granted on May 2, 2016 will vest pro rata ($1,287,509).

For Mr. Kane, all outstanding restricted stock units granted on August 11, 2017 will vest pro rata ($123,658).

Performance Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”

All outstanding performance units will vest pro rata (on a daily basis) through the date of termination based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance (Mr. Penegor, $3,961,722; Mr. Plosch, $392,404; Mr. Wright, $1,230,930; Mr. Kane, $886,965; Ms. Pringle, $508,831).

Termination without “cause.”

All outstanding performance units will vest pro rata (on a monthly basis) through the date of termination based on actual performance through the end of the performance period (Mr. Penegor, $4,010,084; Mr. Plosch, $402,907; Mr. Wright, $1,244,576; Mr. Kane, $896,769; Ms. Pringle, $516,222).

AGGREGATE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The estimated aggregate values of the severance payments and benefits that would be provided to the NEOs in connection with the qualifying termination events described above pursuant to their respective employment arrangements, the Executive Severance Policy and the 2010 Omnibus Award Plan are shown in the following table.

NAME	TERMINATION DUE TO DEATH OR DISABILITY ($)	TERMINATION WITHOUT CAUSE OR DUE TO A TRIGGERING EVENT ($)	TERMINATION WITHOUT CAUSE FOLLOWED BY A CHANGE IN CONTROL ($)
Todd A. Penegor	5,257,258	9,151,251	9,386,583
Gunther Plosch	2,190,912	3,440,045	3,890,912
Robert D. Wright	1,717,790	3,592,233	3,682,790
Kurt A. Kane	1,453,049	2,489,376	3,055,549
Abigail E. Pringle	654,431	1,654,485	1,991,931

56        The Wendy’s Company 2019 Proxy Statement

KEY ASSUMPTIONS AND DEFINITIONS

The following assumptions were made in calculating the value of the severance payments and benefits described the tables above:

•	The triggering event took place on December 28, 2018, the last business day of 2018;

•	The price of our Common Stock was $15.63 per share, the closing price on December 28, 2018;

•	No compensation offset for executives whose second-year severance payments would otherwise be subject to reduction for outside earnings;

•	The immediate exercise and sale of all stock options and the immediate sale of all restricted stock units and performance units that vested as of the December 28, 2018 triggering date;

•	Accelerated vesting of performance units is based on the assumed achievement of target performance and includes grants that subsequently vested and were paid out in February 2019; and

•	No six-month delay in payment to any “specified employee” that would otherwise be required under Section 409A of the Internal Revenue Code.

“Cause” is generally defined to include: (i) commission of any act of fraud or gross negligence that has a material adverse effect on the business or financial condition of the Company or its affiliates; (ii) willful material misrepresentation to the Company or the Board; (iii) willful failure or refusal to comply with any material obligations or any reasonable and lawful instructions of the President and Chief Executive Officer or the Board; (iv) engagement in any misconduct or commission of any act that is injurious or detrimental to the substantial interest of the Company or any of its affiliates; (v) indictment for any felony; (vi) failure to comply with any material written rules, regulations, policies or procedures of the Company; (vii) willful or negligent failure to comply with the Company’s policies regarding insider trading; or (viii) the executive’s death or disability.

“Triggering event” is generally defined to include: (i) material reduction in the executive’s authority, duties or responsibilities; (ii) requirement to report to any person other than the President and Chief Executive Officer or the Board; (iii) reduction in the executive’s base salary or target annual cash incentive opportunity percentage; or (iv) requirement to relocate to a work site outside of Columbus, Ohio.

“Change in control” is generally defined to include: (i) acquisition by any person or group of beneficial ownership of 50% or more of the outstanding shares of our Common Stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions; (ii) during any period of 24 months, individuals who, at the beginning of such period, constitute the Board of Directors (i.e., “incumbent directors”) cease for any reason to constitute at least a majority of the Board, provided that any director whose election or nomination for election was approved by at least two-thirds of the incumbent directors then on the Board is deemed an incumbent director; (iii) stockholder approval of a plan of complete dissolution or liquidation of the Company; (iv) sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or (v) consummation of a reorganization, recapitalization, merger, consolidation, share exchange or similar transaction involving the Company that requires stockholder approval, subject to certain exceptions. Notwithstanding the foregoing, the acquisition of any portion of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors by, or the merger, consolidation or sale of assets of the Company with or to, Nelson Peltz or Peter W. May (or any person controlled by Messrs. Peltz or May) will not constitute a “change in control.”

        The Wendy’s Company 2019 Proxy Statement        57

PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our Chief Executive Officer (Mr. Penegor) to the annual total compensation of our median employee.

Approximately 90% of our employee population is comprised of restaurant team members who are paid hourly. Our restaurant roles provide flexible employment opportunities for Wendy’s team members who seek accommodating work schedules, supplemental income and/or social connection, although such flexible and part-time employment has the effect of lowering the annual total compensation for our median employee.

As permitted by applicable SEC rules, we have elected to use the same median employee identified for purposes of the 2017 pay ratio disclosed in the “Pay Ratio Disclosure” section of the Company’s definitive proxy statement for the 2018 annual meeting of stockholders filed with the SEC on April 20, 2018. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Our previously identified median employee is a restaurant team member who in 2018 was paid on an hourly basis and worked 1,866 hours.

We calculated the median employee’s 2018 annual total compensation using the same methodology that we used to determine the annual total compensation of Mr. Penegor and our other Named Executive Officers set forth in the 2018 Summary Compensation Table in this Proxy Statement.

Based on the foregoing, our median employee’s 2018 annual total compensation was $20,427. Mr. Penegor’s 2018 annual total compensation was $5,620,867, as reported in the 2018 Summary Compensation Table. As a result, we estimate that for 2018, the ratio of Mr. Penegor’s annual total compensation to that of our median employee was approximately 275:1.

We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described herein. The SEC rules governing pay ratio disclosure allow companies to apply numerous different methodologies, exclusions and reasonable assumptions, adjustments and estimates that reflect their compensation practices. For that reason, the pay ratio reported above should not be used as a basis for comparison between companies, as other companies might have different employment and compensation practices and might use various methodologies, exclusions, assumptions, adjustments and estimates in calculating their own pay ratios.

2017 MEDIAN EMPLOYEE ANALYSIS

For purposes of the 2017 pay ratio disclosed in our 2018 definitive proxy statement, we identified the median employee by examining the tax and payroll records of our employee population (including full-time, part-time, temporary and seasonal employees), excluding our Chief Executive Officer, on December 1, 2017. Other than Mr. Penegor and our non-U.S. employees, all employees of the Company and its subsidiaries were considered in our identification of the median employee. We excluded 58 non-U.S. employees, which represents approximately 0.5% of the Company’s total employee population of approximately 12,425 individuals as of December 1, 2017. Of the excluded employees, 44 are employed in Canada, four in Singapore, four in the United Arab Emirates and one in each of Brazil, Guatemala, Hungary, Japan, Philippines and Puerto Rico.

To determine the median employee, we used total cash compensation paid in 2017 as reported to the Internal Revenue Service on Form W-2, which includes base salary for salaried colleagues, base hourly compensation and overtime for hourly permanent employees, actual compensation for seasonal or temporary colleagues, and any cash incentive compensation. No cost of living adjustments were made to determine the median employee. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, nor did we annualize the compensation for any employees who were not employed by us for all of 2017. We believe the use of such reported total cash compensation is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

58        The Wendy’s Company 2019 Proxy Statement

COMPENSATION OF DIRECTORS

The Company’s compensation program for non-management directors is designed to:

•	Be competitive with companies against which the Company competes for director talent;

•	Encourage and facilitate ownership of our Common Stock by non-management directors; and

•	Take into consideration stockholder views regarding director compensation.

The Compensation Committee has responsibility for reviewing the competitiveness and appropriateness of the compensation program for non-management directors and for approving or making recommendations to the Board of Directors with respect to director compensation. In carrying out its duties, the Compensation Committee reviews the competitive positioning of the Company’s director compensation program. This review is conducted on an annual basis in an effort to maintain the competitiveness of our director compensation program based on evolving market trends.

In June 2018, the Compensation Committee conducted its annual review of the director compensation program. As part of this review, the Compensation Committee considered and evaluated the market, industry and peer group data, recommendations and other guidance provided by FW Cook in their competitive analysis. The Compensation Committee also considered other factors, including: (i) the design and competitiveness of our director compensation program since the Compensation Committee’s last annual review in May 2017; (ii) the increased amount of work, responsibilities and time required of committee members; (iii) the volume of expected work associated with the Technology Committee relative to the other Board committees; and (iv) the number of Board and Board committee meetings held.

With respect to the peer group data considered by the Compensation Committee, FW Cook prepared a competitive analysis of the Company’s director compensation program to ensure that such program was providing appropriate levels of compensation. The analysis, which compared the compensation of the Company’s non-management directors against a peer group of 14 restaurant companies, reviewed the design and competitiveness of the Company’s director compensation program. The peers considered were the same industry peer group companies used by the Compensation Committee as a secondary benchmark for making compensation decisions for our Chief Executive Officer and Chief Financial Officer. The Compensation Committee believes that the utilization of the industry peer group aligns our director compensation program with the compensation practices of our peers and supports our ability to attract and retain highly qualified individuals to serve on our Board of Directors.

After consulting with FW Cook, the Compensation Committee approved the following changes to the director compensation program, effective in June 2018, to more closely align the program with market practice and to maintain the program’s competitiveness in attracting and retaining highly qualified directors: (i) an increase in the grant date fair value of the annual restricted stock award from $105,000 to $115,000; (ii) for all members of the Technology Committee, the elimination of the $2,000 per meeting fee and replacement with an annual retainer of $10,500; and (iii) for the Technology Committee Chair, the inclusion of an additional annual chair retainer of $12,500. Based on guidance from FW Cook, the Compensation Committee noted that the Board and committee retainers aligned within the competitive range of market median.

The components of the Company’s current compensation program for non-management directors, which include the changes discussed above that were approved by the Compensation Committee in June 2018, are described below.

Annual Retainers

•	Each non-management director receives an annual retainer for Board service of $67,500.

•	Each member of the Audit Committee receives an annual retainer of $14,000, and the Audit Committee Chair receives an additional annual chair retainer of $15,000.

•	Each member of the Compensation Committee receives an annual retainer of $10,500, and the Compensation Committee Chair receives an additional annual chair retainer of $12,500.

•	Each member of the Technology Committee receives an annual retainer of $10,500, and the Technology Committee Chair receives an additional annual chair retainer of $12,500.

•

Each member of the Nominating and Corporate Governance Committee receives an annual retainer of $8,000, and the Nominating and Corporate Governance Committee Chair receives an additional annual chair retainer of $7,500.

        The Wendy’s Company 2019 Proxy Statement        59

Meeting Fees

•

Except as otherwise specifically determined by the Compensation Committee, no meeting fees are paid to members of the Audit Committee, Compensation Committee, Subcommittee, Nominating and Corporate Governance Committee or Technology Committee. Members of all other Board committees receive a fee of $2,000 for each meeting they attend.

Annual Restricted Stock Awards

•

Each non-management director receives a restricted stock award in connection with his or her initial election and annual re-election to the Board. Each restricted stock award has an annual grant date fair value of $115,000 and vests on the earlier of the first anniversary of the grant date or the date of the Company’s next annual meeting of stockholders, subject to the director’s continued service on the Board on the vesting date.

Non-management directors may elect to receive all or a portion of their annual retainers and meeting fees in shares of Common Stock in lieu of cash. In addition, pursuant to the Company’s 2009 Directors’ Deferred Compensation Plan (the “2009 Directors’ Deferred Compensation Plan”), non-management directors may elect to defer a set percentage or amount of their annual retainers, meeting fees and restricted stock awards into restricted stock units. The restricted stock units represent a contingent right to receive shares of Common Stock and, in the case of a deferral of restricted stock awards, are subject to the same vesting schedule as the underlying restricted stock. Dividend equivalent units accrue on all amounts deferred under the 2009 Directors’ Deferred Compensation Plan. All deferred amounts are payable in shares of Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or the director’s death, as elected by the director at the time of deferral.

2018 DIRECTOR COMPENSATION

The following table summarizes the compensation earned by, or paid or awarded to, the Company’s non-management directors for their Board and Board committee service during 2018. Mr. Penegor, the Company’s President and Chief Executive Officer, did not receive any additional compensation during 2018 for his service as a director and is therefore not included in the table. The compensation paid to Mr. Penegor during 2018 for his service as an executive officer of the Company is set forth in the 2018 Summary Compensation Table.

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($)		TOTAL ($)

Nelson Peltz	69,500	115,000	499,991	(3)	684,491

Peter W. May	105,206	115,000	—		220,206

Emil J. Brolick (4)	28,929	—	—		28,929

Kristin A. Dolan	83,529	115,000	—		198,529

Kenneth W. Gilbert	85,529	115,000	—		200,529

Dennis M. Kass	92,000	115,000	—		207,000

Joseph A. Levato	100,000	115,000	—		215,000

Michelle J. Mathews-Spradlin	92,029	115,000	—		207,029

Matthew H. Peltz	87,529	115,000	—		202,529

Peter H. Rothschild	120,000	115,000	—		235,000

Arthur B. Winkleblack	104,500	115,000	—		219,500

(1)

Consists of: (i) the annual Board retainer, (ii) the annual committee member retainers and additional annual committee chair retainers for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology Committee; and (iii) committee meeting fees. For 2018, Messrs. N. Peltz, May and M. Peltz elected to receive payment of their entire annual retainers and meeting fees in shares of Common Stock in lieu of cash. The number of shares received in lieu of cash was based on the average of the closing price of our Common Stock for the 20 consecutive trading days immediately preceding the date on which the retainers and meeting fees were otherwise payable.

60        The Wendy’s Company 2019 Proxy Statement

(2)

The amounts shown represent the grant date fair value of the annual restricted stock awards granted to each of the non-management directors on June 5, 2018 upon their re-election to the Board at the Company’s 2018 annual meeting of stockholders, computed in accordance with FASB ASC Topic 718. Mr. Levato elected to defer his entire annual restricted stock awards into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

(3)

In connection with Nelson Peltz’s service as non-executive Chairman, the Board of Directors has approved reimbursement to Mr. Peltz for a portion of his security-related expenses which, in accordance with SEC disclosure rules, is reported in the “All Other Compensation” column of this table. In connection with this reimbursement, an independent professional security consulting firm provides the Compensation Committee with periodic security assessments regarding Mr. Peltz’s security arrangements, including security concerns arising from outside activity by groups averse and hostile to various practices of the Company and that is directed at Mr. Peltz as a result of his role and profile at the Company. The most recent security assessment was completed in February 2019. It is the belief of the Compensation Committee that the safety and security of our leadership is of the utmost importance to the Company and its stockholders, particularly with respect to a high-profile Chairman such as Mr. Peltz and his importance to the Company. The Compensation Committee will continue to periodically review these security arrangements.

(4)	Mr. Brolick retired from the Board on June 5, 2018 when his term expired at the Company’s 2018 annual meeting of stockholders and received a prorated portion of his annual retainer for 2018.

The following table shows, for each non-management director who served on our Board during 2018, the aggregate number of shares of restricted stock and restricted stock units outstanding as of the end of 2018. None of our directors had any outstanding stock options as of 2018 year-end.

NAME	SHARES OF RESTRICTED STOCK OUTSTANDING AS OF 2018 FYE (1)	RESTRICTED STOCK UNITS OUTSTANDING AS OF 2018 FYE
Nelson Peltz	6,980	—
Peter W. May	6,980	—
Emil J. Brolick (3)	—	—
Kristin A. Dolan	6,980	—
Kenneth W. Gilbert	6,980	—
Dennis M. Kass	6,980	—
Joseph A. Levato	—	133,717 (2)
Michelle J. Mathews-Spradlin	6,980	—
Matthew H. Peltz	6,980	—
Peter H. Rothschild	6,980	—
Arthur B. Winkleblack	6,980	—

(1)	Represents the aggregate number of shares of Common Stock underlying the unvested restricted stock awards held by each non-management director as of December 30, 2018.

(2)	Represents annual restricted stock awards that Mr. Levato elected to defer into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

(3)	Mr. Brolick retired from the Board on June 5, 2018 when his term expired at the Company’s 2018 annual meeting of stockholders and did not receive a restricted stock award during 2018.

        The Wendy’s Company 2019 Proxy Statement        61

EXECUTIVE OFFICERS

The Company’s executive officers as of the date of this Proxy Statement are identified below.

NAME	AGE	POSITION

Todd A. Penegor	53	President and Chief Executive Officer

Leigh A. Burnside	48	Senior Vice President, Finance and Chief Accounting Officer

Liliana M. Esposito	44	Chief Communications Officer

Kurt A. Kane	47	Executive Vice President, Chief Concept & Marketing Officer

Coley O’Brien	45	Chief People Officer

Gunther Plosch	51	Chief Financial Officer

Abigail E. Pringle	45	Chief Global Development Officer and International

Robert D. Wright	51	Executive Vice President, Chief Operations Officer

E. J. Wunsch	47	Chief Legal Officer and Secretary

Additional information concerning the executive officers is provided below, including their respective positions with the Company and prior business experience (other than Mr. Penegor, for whom such information is provided under the caption “Proposal 1—Election of Directors”). Executive officers are elected by the Board of Directors and hold office until the organizational meeting of the Board following the Company’s annual meeting of stockholders next succeeding their election and until their successors are elected and qualified, or until their earlier death, resignation, retirement or removal.

LEIGH A. BURNSIDE

Ms. Burnside joined the Company in September 2004 and has served as our Senior Vice President, Finance and Chief Accounting Officer since February 2019. She previously served as our Chief Accounting Officer from August 2017 to February 2019. Ms. Burnside served as our Vice President–Finance and Planning from September 2013 to August 2017, Vice President–Strategic Financial Analysis from July 2011 to September 2013, Director of Strategic Financial Analysis from June 2009 to July 2011, Director of Financial Reporting from September 2006 to June 2009 and Director of External Reporting and Technical Compliance from September 2004 to September 2006. Prior to her tenure with the Company, Ms. Burnside worked at L Brands, Inc. (formerly known as Limited Brands, Inc.), where she served as Manager of Internal Audit from May 2004 to September 2004 and Manager of Financial Reporting from May 2001 to May 2004. Previously, she served as External Reporting Manager for Borden, Inc. from July 1999 to May 2001. Ms. Burnside’s corporate accounting and financial reporting, planning and analysis experience also includes her work in public accounting with Arthur Andersen LLP, where she served as Audit Manager from May 1997 to July 1999, and with Coopers & Lybrand, where she was a Senior Associate from September 1994 to May 1997 and an Associate from September 1992 to September 1994. Ms. Burnside is a certified public accountant (inactive).

LILIANA M. ESPOSITO

Ms. Esposito has served as our Chief Communications Officer since she joined the Company in June 2014. Previously, Ms. Esposito worked at Dean Foods Company, one of the leading food and beverage companies in the United States, where she served as Vice President of Corporate Communications and Public Affairs from January 2012 to March 2014 and Senior Director of Public Affairs from January 2010 to December 2011. Prior to that, she worked at Mercury Public Affairs, a public strategy firm, where she served as Senior Vice President from January 2008 to January 2010 and Vice President from July 2005 to December 2007. Before joining Mercury Public Affairs, Ms. Esposito served as Public Affairs Manager at Mars, Inc. from July 2000 to July 2005. Previously, she served as a Senior Associate with Burson-Marsteller, a global public relations and communications firm. Ms. Esposito is a member of the board of directors of Quality Supply Chain Co-op, Inc. (“QSCC”), the independent purchasing cooperative for the Company and Wendy’s system. She also serves as a trustee of the Dave Thomas Foundation for Adoption.

62        The Wendy’s Company 2019 Proxy Statement

KURT A. KANE

Mr. Kane joined the Company in May 2015 and has served as our Executive Vice President, Chief Concept & Marketing Officer since July 2018. He previously served as our Chief Concept & Marketing Officer from October 2015 to July 2018 and as Chief Concept Officer from May 2015 to October 2015. Prior to joining the Company, Mr. Kane worked at Yum! Brands, Inc. for seven years, where he held several key leadership positions for the Pizza Hut brand, including Global Chief Marketing and Food Innovation Officer from January 2014 to March 2015, Chief Marketing Officer of Pizza Hut U.S. from February 2011 to December 2013 and Vice President of Brand Marketing and Communications of Pizza Hut U.S. from 2008 to 2010. Prior to joining Yum! Brands, Mr. Kane worked at Frito-Lay, Inc. from 2005 to 2008, where he served as Marketing Director for New Products and Multipack Business and as Senior Brand Manager for the Doritos brand. Previously, he also worked at Molson Coors Brewing Company from 2001 to 2005, where he was a Brand Manager and Brand Director for the Molson portfolio. Mr. Kane began his business career at The Procter & Gamble Company, where he worked as an Assistant Brand Manager for the Sunny Delight brand from 1998 to 2001. Prior to that time, Mr. Kane served as an Air Defense Artillery Officer in the 4th Infantry Division of the U.S. Army. He also serves as a trustee of the Dave Thomas Foundation for Adoption.

COLEY O’BRIEN

Mr. O’Brien joined the Company in May 2007 and has served as our Chief People Officer since March 2018. Previously, he served as our Vice President of Human Resources and Field Capability from August 2013 to December 2017, Vice President of Training from April 2011 to July 2013 and National Director of Operations Training from May 2007 to March 2011. Prior to his tenure with the Company, Mr. O’Brien worked at Sears Holdings Corporation for five years, where he served as Director of Retail Training from 2005 to 2007 and as Manager of Curriculum Development for Sears University from 2002 to 2004. Before joining Sears Holdings Corporation, he was employed from 1999 to 2002 as a Senior Consultant with Arthur Andersen Performance and Learning, a corporate educational institution that developed performance improvement strategies and organizational development opportunities. Mr. O’Brien also serves as a trustee of the Dave Thomas Foundation for Adoption.

GUNTHER PLOSCH

Mr. Plosch has served as our Chief Financial Officer since he joined the Company in May 2016. Prior to that, Mr. Plosch worked for 16 years at Kellogg Company, a preeminent global food products company, where he held several key leadership positions, including Vice President of Global Business Services from December 2014 to April 2016, Vice President and Chief Financial Officer of Kellogg North America from January 2010 to November 2014, Vice President of Finance for Morning Foods from October 2007 to December 2009 and Vice President of Corporate Planning from May 2005 to September 2007. He also served from May 2000 to April 2005 as the Finance Director of Kellogg Company’s United Kingdom/Republic of Ireland division. Previously, Mr. Plosch worked in Austria, Belgium and the United Kingdom for The Procter & Gamble Company, where he held various positions in finance from 1991 to 2000.

ABIGAIL E. PRINGLE

Ms. Pringle joined the Company in May 2002 and has served as our Chief Global Development Officer and International since October 2018. She previously served as our Chief Development Officer from December 2014 to October 2018. Ms. Pringle also served as our Senior Vice President of Restaurant Development and Growth Initiatives from July 2013 to December 2014, Senior Vice President of Strategic Initiatives and Planning from April 2012 to June 2013, Vice President of Strategic Initiatives and Planning from November 2008 to March 2012 and Director of Strategic Initiatives and Planning from May 2002 to November 2008. Prior to her tenure with the Company, Ms. Pringle worked from August 1996 to May 2002 for Accenture plc, a global professional services company, where she served as a consultant in the areas of process reengineering, systems implementations, organizational design and change management.

ROBERT D. WRIGHT

Mr. Wright joined the Company in December 2013 and has served as our Executive Vice President, Chief Operations Officer since December 2018, a role that he also previously held from December 2014 to May 2016. He also served as our Executive Vice President, Chief Operations Officer and International from May 2016 to December 2018 and as Chief Operations Officer from March 2014 to December 2014. Prior to his tenure with the Company, Mr. Wright served as

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President, Chief Operating Officer and Interim Chief Executive Officer for Charleys Philly Steaks from December 2010 to December 2013. Prior to that, he served as Executive Vice President of Company and Franchise Operations at Checkers Drive-In Restaurants Inc. from January 2008 to August 2010. Previously, Mr. Wright worked for ten years at Wendy’s International in various corporate roles, including Vice President of Operations and Training Integration from 2006 to 2008, President of Café Express, LLC from 2005 to 2006, Director of Area Operations from 2000 to 2005 and Franchise Area Director from 1998 to 2000. Prior to joining Wendy’s International, Mr. Wright worked as a Senior Franchise Consultant at Domino’s Pizza from 1993 to 1998. Mr. Wright is a member of the board of directors of QSCC and also serves as a trustee of the Dave Thomas Foundation for Adoption.

E. J. WUNSCH

Mr. Wunsch has served as our Chief Legal Officer and Secretary since he joined the Company in October 2016. Previously, Mr. Wunsch worked for 17 years at The Procter & Gamble Company, where he held several key leadership positions, including Vice President and General Counsel—North America and Go-To-Market and Global Practices from July 2015 to September 2016, Associate General Counsel—Global Baby, Feminine & Family Care and Asia Innovation, Commerce & Brand Equity from September 2013 to July 2015, Associate General Counsel—ASEAN, India, Australia/New Zealand & Asia Developing Markets from August 2011 to September 2013, Assistant Secretary and Associate General Counsel—Corporate, Securities & Employee Benefits from November 2006 to August 2011, and Associate Director and Senior Counsel—M&A/Licensing and Baby, Feminine & Family Care from April 2004 to November 2006, Senior Counsel and Counsel—Corporate, Securities & Employee Benefits from November 2000 to April 2004 and Counsel—Beauty Care from November 1999 to November 2000. Prior to joining The Procter & Gamble Company, Mr. Wunsch was an associate attorney with the Taft Stettinius & Hollister LLP law firm from 1997 to 1999 and a law clerk for the Honorable Richard F. Suhrheinrich from 1996 to 1997.

64        The Wendy’s Company 2019 Proxy Statement

STOCK OWNERSHIP AND RETENTION GUIDELINES

FOR EXECUTIVE OFFICERS AND DIRECTORS

The Board of Directors, upon the recommendation of the Compensation Committee, adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors, which is available on our Governance website at www.irwendys.com/esg/governance. The Stock Ownership and Retention Guidelines were adopted by the Board to further align the interests of executive officers and directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance. A summary of the Stock Ownership and Retention Guidelines is set forth below.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR EXECUTIVE OFFICERS

The Chief Executive Officer must own an amount of Common Stock equal to at least five times his base salary, and each of the other executive officers must own an amount of Common Stock equal to at least three times his or her base salary. Until an executive officer satisfies the applicable ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the executive officer must continue to hold at least that number of shares until leaving his or her position with the Company.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR NON-MANAGEMENT DIRECTORS

Each non-management member of the Board must own an amount of Common Stock equal to at least five times the annual cash retainer payable for Board service. Until a director satisfies the ownership requirement, he or she is required to hold at least 100% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the director must continue to hold at least that number of shares until leaving the Board. In June 2018, the Board, upon the recommendation of our Compensation Committee, approved an increase to the net shares holding requirement for non-management directors from 75% to 100% to align the Stock Ownership and Retention Guidelines with competitive practice.

GENERAL PROVISIONS

Because executive officers and non-management directors must retain at least 75% and 100%, respectively, of the net shares received from any exercise of stock options, vesting of restricted stock or restricted stock units and payout of performance units until they satisfy the applicable ownership requirement, there is no set time period for initial satisfaction of the Stock Ownership and Retention Guidelines. In the case of financial hardship or other unusual situations, the ownership requirements may be waived upon the approval of the Compensation Committee and, in the case of executive officers, the Chief Executive Officer.

For stock options, “net shares” means the number of shares of Common Stock received upon exercise of the option, net of any shares used to pay the exercise price and/or applicable taxes upon such exercise. For restricted stock, restricted stock units and performance units, “net shares” means the number of shares received upon the vesting of the restricted stock or restricted stock units or the payout of the performance units, as applicable, net of any shares used to pay applicable taxes upon such vesting.

In addition to shares owned directly by an executive officer or a director, the Stock Ownership and Retention Guidelines provide that shares held in a trust, shares held by immediate family members residing in the same household, shares held in qualified plans, vested shares or share units held in nonqualified plans and unvested time-based restricted stock or restricted stock units will be counted toward satisfaction of the applicable ownership requirement. Shares held by an executive officer or a director in a margin account or otherwise pledged by an executive officer or a director as collateral for a loan will not be counted toward satisfaction of the applicable ownership requirement. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of April 8, 2019 (except as otherwise indicated by footnote) by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock (constituting our only class of voting securities); (ii) each of the Company’s directors and director nominees; (iii) each of the Company’s NEOs included in the 2018 Summary Compensation Table; and (iv) all of the Company’s directors and executive officers as a group. The number of shares of Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of April 8, 2019, including through the exercise of stock options as shown in the second table below. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to the shares shown in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS BENEFICIALLY OWNED (1)
Nelson Peltz (2)	44,437,535	(3)(4)(5)	19.2%
Peter W. May (2)	44,230,456	(3)(4)(5)	19.2%
Edward P. Garden (2)	28,870,994	(4)(5)	12.5%
Trian Fund Management, L.P. (2)	28,630,629	(5)	12.4%
The Vanguard Group (6)	17,544,340	(6)	7.6%
BlackRock, Inc. (7)	16,707,749	(7)	7.2%
Kristin A. Dolan	13,239	(8)	*
Kenneth W. Gilbert	13,490	(9)	*
Dennis M. Kass	25,662	(10)	*
Joseph A. Levato	159,059	(11)	*
Michelle J. Mathews-Spradlin	31,016	(12)	*
Matthew H. Peltz (2)	373,039	(13)	*
Todd A. Penegor	1,920,918		*
Peter H. Rothschild	123,147	(14)	*
Arthur B. Winkleblack	21,667	(15)	*
Kurt A. Kane	350,878	(16)	*
Gunther Plosch	184,454	(17)	*
Abigail E. Pringle	455,179		*
Robert D. Wright	690,532		*
Directors and executive officers as a group (19 persons)	49,071,785		20.9%

*	Less than 1% of the outstanding shares of our Common Stock.

(1)	All percentages are based upon the number of shares of our Common Stock that were outstanding on April 8, 2019 (230,937,559).

(2)	The principal business address of Nelson Peltz, Peter May, Edward Garden, Matthew Peltz and Trian Fund Management, L.P. (“Trian Partners”) is 280 Park Avenue, 41st Floor, New York, New York 10017.

(3)

In July 2004, Nelson Peltz and Peter May entered into a voting agreement pursuant to which they agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests as described in footnote (4).

66        The Wendy’s Company 2019 Proxy Statement

(4)

In the case of Nelson Peltz, includes: (i) 9,916,497 shares of Common Stock held directly (including 6,980 restricted shares of Common Stock that may be voted by Mr. Peltz); (ii) 44,169 shares of Common Stock owned by Mr. Peltz’s spouse; (iii) 81,494 shares of Common Stock owned by Mr. Peltz’s minor children and adult children that live in his household; (iv) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust, a trust whose trustees are Mr. Peltz’s spouse, Matthew Peltz and an unrelated person; (v) 195,430 shares of Common Stock owned by the Peltz Family Foundation, a non-profit organization whose trustees are Mr. Peltz, Mr. Peltz’s spouse, Matthew Peltz and an unrelated person; (vi) 5,436,919 shares of Common Stock held directly by Mr. May (including 6,980 restricted shares of Common Stock that may be voted by Mr. May); and (vii) 28,630,629 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. Peltz disclaims beneficial ownership of the shares of Common Stock held by Mr. Peltz’s spouse, Mr. Peltz’s children, the Peltz 2009 Family Trust, the Peltz Family Foundation, Mr. May and the Trian Entities.

In the case of Mr. May, includes: (i) 5,436,919 shares of Common stock held directly (including 6,980 restricted shares of Common Stock that may be voted by Mr. May); (ii) 32,910 shares of Common Stock owned by the May Family Foundation, a non-profit organization whose trustees are Mr. May, Mr. May’s spouse and their two adult children; (iii) 9,916,497 shares of Common Stock held directly by Mr. Peltz (including 6,980 restricted shares of Common Stock that may be voted by Mr. Peltz); (iv) 81,104 shares of Common Stock owned by Mr. Peltz’s minor children; (v) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust; and (vi) 28,630,629 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. May disclaims beneficial ownership of the shares of Common Stock held by the May Family Foundation, Mr. Peltz, the Peltz 2009 Family Trust, Mr. Peltz’s minor children and the Trian Entities.

In the case of Mr. Garden, includes (i) 240,365 shares of Common Stock held directly and (ii) 28,630,629 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. Garden disclaims beneficial ownership of the shares of Common Stock held by the Trian Entities.

(5)

Based on: (i) information contained in a Schedule 13D/A filed with the SEC on March 7, 2019 by Trian Partners, Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-G III, L.P., Trian Partners Strategic Fund-K, L.P., Trian Partners Strategic Fund-C, Ltd., Trian Partners GP, L.P. (the foregoing entities collectively, the “Trian Entities”), Trian Fund Management GP, LLC (“Trian Management GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Nelson Peltz, Peter May, Edward Garden and Matthew Peltz; (ii) information contained in Form 4s filed with the SEC by the Trian Entities and by Messrs. N. Peltz, May, Garden and M. Peltz on or subsequent to March 7, 2019; and (iii) information provided to the Company by Trian Partners.

28,630,629 shares are owned directly by certain Trian Entities that are managed by Trian Partners, an institutional investment manager (and are not held directly by Messrs. N. Peltz, May or Garden). Such shares are currently held in the ordinary course of business with other investment securities owned by the Trian Entities in comingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain of the Trian Entities, subject to applicable federal margin regulations, stock exchange rules and credit policies. Messrs. N. Peltz, May and Garden, by virtue of their relationships to the Trian Entities, Trian Partners, Trian Management GP and Trian GP LLC, may be deemed to beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the shares of our Common Stock that are owned by the Trian Entities. Messrs. N. Peltz, May and Garden disclaim ownership of such shares for all other purposes.

(6)

The Vanguard Group stated in its Schedule 13G/A filed with the SEC on February 11, 2019 that of the 17,544,340 shares of Common Stock beneficially owned, The Vanguard Group has sole voting power over 101,543 shares, shared voting power over 28,389 shares, sole dispositive power over 17,431,919 shares and shared dispositive power over 112,421 shares. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(7)

BlackRock, Inc. stated in its Schedule 13G/A filed with the SEC on February 6, 2019 that of the 16,707,749 shares of Common Stock beneficially owned, BlackRock, Inc. has sole voting power over 15,944,106 shares and sole dispositive power over 16,707,749 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(8)	Includes 6,980 restricted shares of Common Stock that may be voted by Ms. Dolan.

(9)	Includes 6,980 restricted shares of Common Stock that may be voted by Mr. Gilbert.

(10)	Includes 6,980 restricted shares of Common Stock that may be voted by Mr. Kass.

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(11)	Includes 133,717 restricted stock units held by Mr. Levato under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(12)	Includes 6,980 restricted shares of Common Stock that may be voted by Ms. Mathews-Spradlin.

(13)

Includes: (i) 45,212 shares of Common Stock held directly (including 6,980 restricted shares that may be voted by Mr. M. Peltz); (ii) 132,397 shares held by the Peltz 2009 Family Trust (of which Mr. Peltz is a trustee); and (iii) 195,430 shares held by the Peltz Family Foundation (of which Mr. Peltz is a trustee). Mr. Peltz disclaims beneficial ownership of the shares owned by the Peltz 2009 Family Trust and the Peltz Family Foundation.

(14)	Includes 6,980 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(15)	Includes 6,980 restricted shares of Common Stock that may be voted by Mr. Winkleblack.

(16)	Does not include 16,854 restricted stock units held by Mr. Kane, each of which represents a contingent right to receive one share of Common Stock.

(17)	Does not include 93,224 restricted stock units held by Mr. Plosch, each of which represents a contingent right to receive one share of Common Stock.

The beneficial ownership table above includes shares of Common Stock issuable upon the exercise of stock options that are exercisable as of, or will become exercisable within 60 days of, April 8, 2019 by the persons identified in the following table.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES REPRESENTED BY OPTIONS

Nelson Peltz	—

Peter W. May	—

Kristin A. Dolan	—

Kenneth W. Gilbert	—

Dennis M. Kass	—

Joseph A. Levato	—

Michelle J. Mathews-Spradlin	—

Matthew H. Peltz	—

Todd A. Penegor	1,454,042

Peter H. Rothschild	—

Arthur B. Winkleblack	—

Kurt A. Kane	293,591

Gunther Plosch	159,454

Abigail E. Pringle	345,009

Robert D. Wright	563,903

Directors and executive officers as a group (19 persons)	3,298,676

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of our Common Stock, to report their beneficial ownership of our Common Stock, and any subsequent changes in their beneficial ownership, to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report during the most recent fiscal year. The Company assists our directors and executive officers in completing and filing their reports. Based solely on a review of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during 2018, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements.

68        The Wendy’s Company 2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning the Company’s equity compensation plans as of the end of 2018. The 2010 Omnibus Award Plan is currently the only equity compensation plan under which future equity awards may be granted.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)

Equity compensation plans approved by security holders (1)	12,653,459 Options	$11.87	26,135,034 (2)
	567,598 Performance Units (3)	—
	595,294 Performance Units (4)	—

	1,068,764 Performance Units (5)	—

Equity compensation plans not approved by security holders (6)	23,142 Options	$4.44	—

Total	12,676,601 Options	$11.86	26,135,034 (2)
	567,598 Performance Units (3)
	595,294 Performance Units (4)

	1,068,764 Performance Units (5)

(1)

The 2010 Omnibus Award Plan provides for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2010 Omnibus Award Plan also permits non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2010 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights are counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights are counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted.

(2)	Represents the aggregate number of shares available for future issuance under the 2010 Omnibus Award Plan.

(3)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (January 1, 2018 through January 3, 2021). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(4)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during a three-year performance period (January 2, 2017 through December 29, 2019). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(5)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during a three-year performance period (January 4, 2016 through December 30, 2018). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(6)

Reflects awards issued under the Wendy’s International 2007 Stock Incentive Plan (the “Wendy’s 2007 Stock Plan”). In connection with the Company’s merger with Wendy’s International in September 2008, the Company assumed certain equity compensation plans of Wendy’s International, including the Wendy’s 2007 Stock Plan. The

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Wendy’s 2007 Stock Plan had been approved by the shareholders of Wendy’s International prior to the merger. The Wendy’s 2007 Stock Plan provided for the issuance of equity compensation awards in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, performance shares, performance units and share awards to eligible employees and non-employee directors of Wendy’s International and its subsidiaries. As of December 30, 2018, options to acquire 23,142 shares of Common Stock were outstanding under the Wendy’s 2007 Stock Plan. No further awards may be granted under the Wendy’s 2007 Stock Plan.

70        The Wendy’s Company 2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Pursuant to its written charter, the Audit Committee has responsibility for the review and approval or ratification of all related person transactions involving more than $10,000, using appropriate counsel or other advisors as the Committee may deem necessary.

The Company adopted the Related Person Transactions Policy (the “RPT Policy”) which sets forth in writing the procedures for the Audit Committee’s review, approval and ratification of related person transactions. The RPT Policy defines a “related person transaction” as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect interest and which involves more than $10,000. A “related person” is defined as any director, director nominee or officer of the Company, any person who is known to beneficially own more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons and any entity in which any of the foregoing persons is employed, is a director, trustee, general partner or principal or holds a similar position or has a 10% or greater beneficial ownership interest. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and for determining, based on the relevant facts and circumstances, whether the transaction is subject to the RPT Policy. If the transaction is subject to the RPT Policy, the legal department then presents information concerning the transaction to the Audit Committee for review and consideration.

In the course of its review of a proposed related person transaction, the Audit Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on the independence of the Company’s directors; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable legal and regulatory requirements. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

Pursuant to the RPT Policy, the Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. If a proposed related person transaction involves any member of the Audit Committee (or an immediate family member of any Audit Committee member), such member would not participate in the review, consideration, approval or ratification of the proposed transaction.

RELATED PERSON TRANSACTIONS

On December 1, 2011, the Company entered into an agreement with Trian Partners and certain of its affiliates, including Nelson Peltz, Peter May and Edward Garden (collectively, the “Covered Persons”). Pursuant to the agreement, the Board of Directors, including a majority of the independent directors, approved, for purposes of Section 203 of the Delaware General Corporation Law, the Covered Persons becoming the owners of or acquiring an aggregate of up to 32.5% (subject to certain adjustments set forth in the agreement) of the outstanding shares of our Common Stock, such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership. Certain other provisions of the agreement terminated when the Covered Persons’ beneficial ownership of our Common Stock decreased to less than 25% of the outstanding voting power of the Company in January 2014.

The related person transaction described above was reviewed and approved by the Audit Committee in accordance with the terms of its written charter and the RPT Policy.

        The Wendy’s Company 2019 Proxy Statement        71

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and assists the Board of Directors in its oversight of the accounting, audit and financial reporting practices of the Company. The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm. The Audit Committee is composed of four members, all of whom satisfy the independence and financial literacy requirements of Nasdaq and Section 10A of the Exchange Act. The Company’s management is responsible for the Company’s financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to the Committee and on the representations made by management and the independent registered public accounting firm that the Company’s financial statements have been prepared in conformity with GAAP.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 30, 2018 with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte those matters required to be discussed under applicable auditing standards, including those required by PCAOB Auditing Standard No. 1301. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of Deloitte’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 30, 2018, and Deloitte is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 30, 2018 and reviewed and discussed with Deloitte its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte’s report are each included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

The Audit Committee received from Deloitte a written statement regarding all relationships between Deloitte and the Company that might bear on Deloitte’s independence, consistent with applicable requirements of the PCAOB regarding an independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte’s independence. The Audit Committee also considered whether the provision of services by Deloitte to the Company not related to the audit of the Company’s annual financial statements referred to above or to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q is compatible with maintaining Deloitte’s independence.

Based on the aforementioned review and discussions with management and Deloitte, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

The Audit Committee:

Arthur B. Winkleblack, Chair

Dennis M. Kass

Joseph A. Levato

Peter H. Rothschild

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

72        The Wendy’s Company 2019 Proxy Statement

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Company’s Proxy Card)

The Audit Committee has determined to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for 2019. The Company’s stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the engagement of the independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the Annual Meeting, the Audit Committee may consider, in its sole discretion, the selection of another accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table shows the fees billed (or expected to be billed) for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended December 30, 2018 and December 31, 2017, and for other services rendered by Deloitte during 2018 and 2017.

FEE CATEGORY	2018	2017
Audit Fees (1)	$2,229,502	$2,628,116
Tax and Tax-Related Fees (2)	4,292	14,892
All Other Fees (3)	4,074	4,074

Total	$2,237,868	$2,647,082

(1)

For both 2018 and 2017, includes fees associated with the integrated audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q, stand-alone audits of certain of the Company’s subsidiaries and statutory audits required internationally. For 2017, also includes fees associated with the Company’s System Optimization strategic initiative, the debt refinancing transaction completed in January 2018, compliance with new revenue recognition guidance and the impact of tax reform.

(2)	For both 2018 and 2017, includes fees for professional services related to tax compliance, tax advice and tax planning, including the preparation of international income tax returns.

(3)	For both 2018 and 2017, includes the Company’s subscription to Deloitte’s online library of accounting and financial disclosure literature.

As discussed under the caption “Audit Committee Report,” during 2018, the Audit Committee: (i) discussed with Deloitte any relationships that may have an impact on Deloitte’s objectivity and independence; (ii) satisfied itself as to Deloitte’s independence; and (iii) considered whether the provision of services by Deloitte that were not related to the audit of the Company’s annual financial statements or to the reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q was compatible with maintaining Deloitte’s independence.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee adopted the Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services (the “Pre-Approval Policy”) that requires the Committee to pre-approve all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries. In general, predictable and recurring covered services, together with the related fees, may be approved by the Audit Committee on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered services, provided that the pre-approval is sufficiently detailed to identify the scope of services to be provided. The Pre-Approval Policy sets forth a list of covered services that may be pre-approved by class on an annual basis. Covered services that are not pre-approved by class must be pre-approved on an individual basis by the Audit Committee.

        The Wendy’s Company 2019 Proxy Statement        73

Under the Pre-Approval Policy, any engagement of the independent registered public accounting firm to perform pre-approved “tax” or “all other” services must be reported by management to the Audit Committee at its first scheduled meeting following the engagement. The total payments that may be made with respect to “tax” or “all other” services that have been pre-approved by class may not exceed $200,000 per year. Once the $200,000 threshold has been met in any year, any additional “tax” or “all other” services (including any additional payments for “tax” or “all other” services that were previously pre-approved) must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee.

Pursuant to the Pre-Approval Policy, the Audit Committee will establish fee levels or limits for covered services that are pre-approved on a class basis not less frequently than annually. Any covered services for which the estimated fees would cause the total fees for that class of services to exceed the applicable fee limit must be specifically approved by the Audit Committee. For services that are approved by the Audit Committee on an individual basis, the Committee will indicate an approval fee level or limit at the time of approval. The Audit Committee periodically reviews a schedule prepared by management showing the fees paid and estimated to be paid to the independent registered public accounting firm during the fiscal year for each covered service that was or is being provided by the firm.

The Pre-Approval Policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, provided that (i) the aggregate estimated fees for any covered service approved by delegates may not exceed $100,000 for any applicable fiscal year and (ii) the aggregate estimated fees for all covered services approved by delegates during any fiscal year may not exceed $1.0 million. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

In considering whether to grant pre-approval, the Audit Committee considers the nature and scope of the proposed service in light of applicable legal and regulatory requirements, including the rules and regulations promulgated by the SEC and the PCAOB with respect to auditor independence. The Audit Committee retains discretion to prohibit services that, in its view, may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm.

All of the services provided to the Company by Deloitte during 2018 were pre-approved by the Audit Committee or its delegates in accordance with the terms of the Pre-Approval Policy.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

74        The Wendy’s Company 2019 Proxy Statement

PROPOSAL 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(Item 3 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our NEOs (also known as a “say-on-pay” vote). We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes in detail how our 2018 executive compensation program was designed and implemented to achieve our overall compensation objectives. Stockholders also should review the 2018 Summary Compensation Table and other executive compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2018.

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to individual performance, the Company’s attainment of annual and multiyear operating and financial goals and the creation of long-term stockholder value. The executive compensation program utilizes a variety of sound compensation governance practices that support the Company’s commitment to protecting stockholder interests.

The primary objectives of our executive compensation program are to:

•	Motivate achievement of the Company’s performance and strategic business goals;

•	Attract and retain highly qualified executives by providing competitive compensation opportunities, with earned compensation commensurate with individual and Company performance; and

•	Align the interests of executives with those of the Company’s stockholders.

Under our executive compensation program, a substantial portion of the total compensation for senior executives is variable (i.e., at-risk) and tied to Company performance. During 2018, performance-based incentives constituted the most significant portion of total direct compensation for our Chief Executive Officer (84%) and our other NEOs as a group (71%). This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

The primary components of our executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives	• Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

We believe our 2018 business and financial results and stockholder returns are a reflection of our pay-for-performance philosophy and demonstrate that our executive compensation program is effectively designed and continues to serve the best interests of the Company and our stockholders.

After considering the foregoing information, together with the more detailed information regarding our executive compensation program set forth in this Proxy Statement, the Company proposes that stockholders approve the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018

        The Wendy’s Company 2019 Proxy Statement        75

Summary Compensation Table and the related compensation tables, notes and narratives included in this Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders.

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and Compensation Committee will carefully review the voting results and, to the extent there is a significant vote in favor of or against our executive compensation program as described in this Proxy Statement, the Compensation Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

76        The Wendy’s Company 2019 Proxy Statement

OTHER MATTERS

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Company is not aware of any other matters that are intended to be brought before the Annual Meeting. The proxy being solicited by the Board of Directors does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxies will vote the shares represented by properly submitted proxies in accordance with their best judgment, to the extent permitted by applicable legal and regulatory requirements.

CONTACTING DIRECTORS

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send written communications by e-mail to corporate-secretary@wendys.com or by mail in care of our corporate Secretary at our address provided under the caption “Other Matters—Principal Executive Offices.” Your communication should specify each intended recipient and will be forwarded by the Secretary to each such recipient. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the Secretary to the Chair of the Audit Committee.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Our Certificate of Incorporation and By-Laws provide that, except as otherwise provided by law, only business properly brought before an annual meeting of stockholders may be conducted at such meeting. To properly bring business before a meeting, a stockholder proponent and stockholder proposal (including Rule 14a-8 Proposals and Proxy Access Director Nominations, each defined below) must satisfy the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws. Rule 14a-8 Proposals must additionally meet the applicable requirements of Rule 14a-8 of the Exchange Act.

All stockholder proposals must be (i) addressed to the corporate Secretary and (ii) received by the Company, within the timeframes stated below, at our principal executive offices (to the address provided under the caption “Other Matters—Principal Executive Offices”). Please note that delivery of any stockholder proposal must be made personally or by mail. Delivery by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation. A stockholder who wishes to submit any business before the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) is encouraged to seek independent counsel regarding the requirements under our Certificate of Incorporation and By-Laws and SEC rules and regulations, and the Company reserves the right to forego consideration of any submitted business that is not timely or otherwise does not satisfy the appropriate requirements.

Bringing Stockholder Proposals Before the 2020 Annual Meeting

Stockholders may submit proposals (including director nominations) for consideration at the 2020 Annual Meeting that are not Rule 14a-8 Proposals, not Proxy Access Director Nominations and not otherwise intended for inclusion in the Company’s proxy materials for the 2020 Annual Meeting. To be timely and properly brought before the 2020 Annual Meeting, any such stockholder proposal must be received by the Company not earlier than February 5, 2020 and not later than March 6, 2020. However, if the date of the 2020 Annual Meeting occurs more than 30 days before, or more than 60 days after, June 4, 2020, the Company must receive such stockholder proposals (i) not earlier than 120 calendar days before the 2020 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2020 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2020 Annual Meeting date by mail, in a press release or in a document filed with the SEC.

Stockholder Proposals Intended for Inclusion in 2020 Proxy Materials

Stockholders may submit proposals (other than Proxy Access Director Nominations) under Rule 14a-8 of the Exchange Act for inclusion in our 2020 proxy materials and consideration at the 2020 Annual Meeting (“Rule 14a-8 Proposals”). Pursuant to Rule 14a-8, to be timely and properly brought before the 2020 Annual Meeting, any Rule 14a-8 Proposal must be received by the Company not later than the close of business on December 21, 2019. Please note that, as the SEC rules make clear, simply submitting a Rule 14a-8 Proposal does not guarantee that such proposal will be included in our 2020 proxy materials.

        The Wendy’s Company 2019 Proxy Statement        77

Director Nominations Intended for Inclusion in 2020 Proxy Materials (Proxy Access)

In 2016, our stockholders approved amendments to our Certificate of Incorporation to implement “proxy access” procedures for director nominations submitted by stockholders. As provided in more detail in our Certificate of Incorporation, proxy access permits a stockholder, or a group of up to 25 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of our Board of Directors (or 25%, if the number of directors serving on the Board is less than ten) (“Proxy Access Director Nominations”).

Stockholders may submit Proxy Access Director Nominations for inclusion in our 2020 proxy materials and consideration at the 2020 Annual Meeting. To be timely and brought before the 2020 Annual Meeting, any Proxy Access Director Nomination must be received by the Company not earlier than November 20, 2019 and not later than December 20, 2019. However, if the date of the 2020 Annual Meeting occurs more than 30 days before, or more than 60 days after, June 4, 2020, the Company must receive Proxy Access Director Nominations (i) not earlier than 120 calendar days before the 2020 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2020 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2020 Annual Meeting date by mail, in a press release or in a document filed with the SEC.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers, banks and other nominees follow the practice of “householding” proxy materials. This means that multiple beneficial owners of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement, the Notice of Internet Availability or the Company’s 2018 Annual Report to Stockholders. The Company will promptly deliver separate copies of such documents to stockholders who write or call the Secretary at our address and telephone number provided under the caption “Other Matters—Principal Executive Offices.”

Stockholders who wish to receive separate copies of the Company’s proxy materials in the future also may call or write to our corporate Secretary at the address and telephone number provided under the caption “Other Matters—Principal Executive Offices.” Alternatively, if you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s proxy materials, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of the Company’s proxy materials for your household, you may contact our corporate Secretary at the address and telephone number provided under the caption “Other Matters—Principal Executive Offices.”

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018 is included in the 2018 Annual Report to Stockholders that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2018 Form 10-K may be obtained free of charge by sending a written request to our corporate Secretary at the address provided under the caption “Other Matters—Principal Executive Offices.” The 2018 Form 10-K is also available on our Investor Relations website at www.irwendys.com/financials/sec-filings.

PRINCIPAL EXECUTIVE OFFICES

Our corporate Secretary is Mr. E. J. Wunsch. The mailing address and telephone number for our Secretary and principal executive offices are:

The Wendy’s Company

Attention: Chief Legal Officer and Secretary

One Dave Thomas Boulevard

Dublin, Ohio  43017-5452

Telephone: (614) 764-3100

Dublin, Ohio April 18, 2019	By Order of the Board of Directors: E. J. WUNSCH Chief Legal Officer and Secretary

78        The Wendy’s Company 2019 Proxy Statement

ANNEX A

NON-GAAP RECONCILIATION TABLES AND

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The following table provides a reconciliation of net income to adjusted EBITDA for 2018. No additional adjustments were made in calculating adjusted EBITDA for purposes of the Company’s 2018 annual incentive plan.

Reconciliation of Net Income to Adjusted EBITDA (2018 Annual Incentive Plan)

Twelve Month Period Ended December 30, 2018

(In Thousands; Unaudited)

Net income	$460,115
Provision for income taxes	114,801

Income before income taxes	574,916
Other income, net	(5,381)
Investment income, net	(450,736)
Loss on early extinguishment of debt	11,475
Interest expense	119,618

Operating profit	249,892
Plus (less):
Advertising funds revenue	(326,019)
Advertising funds expense	321,866
Depreciation and amortization	128,879
System optimization gains, net	(463)
Reorganization and realignment costs	9,068
Impairment of long-lived assets	4,697
Legal reserve for financial institutions case	27,500

Adjusted EBITDA	$415,420
Plus (less):
Impact from final bonus calculation	—

Adjusted EBITDA (2018 Annual Incentive Plan)	$415,420

The following table provides a reconciliation of net cash provided by operating activities to free cash flow for 2018.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Period Ended December 30, 2018

(In Thousands; Unaudited)

Net cash provided by operating activities	$224,228
Less:
Capital expenditures	(69,857)
Advertising funds impact[1]	(18,108)
Tax effect of sale of investment in Inspire Brands, Inc.	95,038

Free cash flow	$231,301

[1]

Advertising funds impact for 2018 includes the net change in the restricted operating assets and liabilities of the funds of $13,955 and the excess of advertising funds revenue over advertising funds expense included in net income of $4,153.

        The Wendy’s Company 2019 Proxy Statement        A-1

The Company adopted the new accounting guidance for revenue recognition effective January 1, 2018 and has provided the following updated Reconciliation of Recast Net Income to Recast Adjusted EBITDA for 2017.

Reconciliation of Recast Net Income to Recast Adjusted EBITDA1

Twelve Month Period Ended December 31, 2017

(In Thousands; Unaudited)

Net income	$170,479
Benefit from income taxes	(88,504)

Income before income taxes	81,975
Other income, net	(1,617)
Investment income, net	(2,703)
Interest expense, net	118,059

Operating profit	195,714
Plus (less):
Advertising funds revenue	(324,458)
Advertising funds expense	327,214
Depreciation and amortization	125,687
System optimization losses, net	39,076
Reorganization and realignment costs	22,574
Impairment of long-lived assets	4,097

Adjusted EBITDA	$389,904

[1]

The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net income to recast adjusted EBITDA reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The Company has included certain non-GAAP financial measures in the Proxy Statement, including adjusted EBITDA, free cash flow and systemwide sales. Adjusted EBITDA excludes certain expenses and benefits as detailed in the reconciliation tables in this Annex A. The Company uses these non-GAAP financial measures as internal measures of the Company’s business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA, systemwide sales and free cash flow are also used by the Company in establishing performance goals for purposes of executive compensation, as discussed in the Proxy Statement. The Company believes its presentation of adjusted EBITDA and systemwide sales provide a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate the Company’s historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and they highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested persons use adjusted EBITDA and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Proxy Statement also includes disclosures regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. As a result of the adoption of the new revenue recognition accounting standard in the first quarter of 2018, the Company now defines free cash flow as cash flows from operations minus (i) capital expenditures, (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP, and (iii) the impact of taxes paid on the sale of our ownership interest in Inspire Brands, Inc. The impact of our advertising funds is excluded because the funds are used solely for advertising and are

A-2        The Wendy’s Company 2019 Proxy Statement

not available for the Company’s working capital needs. The impact of taxes paid on the sale of our ownership interest in Inspire Brands, Inc. is excluded because the cash we received on the sale of our investment was recorded in cash flows from investing activities. The Company believes that free cash flow is an important liquidity measure for analysts, investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted EBITDA, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures in the Proxy Statement does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted EBITDA, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. Adjusted EBITDA, free cash flow and systemwide sales should not be construed as substitutes for, or as better indicators of, the Company’s performance than the most directly comparable GAAP financial measures.

        The Wendy’s Company 2019 Proxy Statement        A-3

THE WENDY’S COMPANY ONE DAVE THOMAS BOULEVARD DUBLIN, OHIO 43017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. (ET) on June 3, 2019. Have your proxy card in hand when you access the website and follow the provided instructions.

VOTE BY TELEPHONE - 800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. (ET) on June 3, 2019. Have your proxy card in hand when you call and follow the provided instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by The Wendy’s Company as well as the environmental impact of mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E74394-P22798 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — — –
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE WENDY’S COMPANY
The Board of Directors recommends that you vote FOR the election of each of the director nominees named below:

1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Nelson Peltz	☐	☐	☐

	1b.	Peter W. May	☐	☐	☐

	1c.	Kristin A. Dolan	☐	☐	☐

	1d.	Kenneth W. Gilbert	☐	☐	☐

	1e.	Dennis M. Kass	☐	☐	☐

	1f.	Joseph A. Levato	☐	☐	☐

	1g.	Michelle J. Mathews-Spradlin	☐	☐	☐

	1h.	Matthew H. Peltz	☐	☐	☐

	1i.	Todd A. Penegor	☐	☐	☐

	1j.	Peter H. Rothschild	☐	☐	☐

	1k.	Arthur B. Winkleblack	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2 and 3:		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.	☐	☐	☐

3.	Advisory resolution to approve executive compensation.	☐	☐	☐

For address change and/or comments, please mark this box and write them on the reverse side where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners must each sign. If shares are held by a corporation, partnership or other entity, please sign in full entity name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY CARD

THE WENDY’S COMPANY

2019 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 4, 2019

10:00 a.m. (ET)

The Wendy’s Company

Thomas Conference Center

One Dave Thomas Boulevard

Dublin, Ohio 43017

If you plan to attend the meeting and vote the shares in person, you must present the required documentation described in the accompanying Proxy Statement, based on whether you are a registered stockholder or a beneficial owner of shares. Additional admission requirements and voting instructions are contained in the Proxy Statement. This ticket admits only the stockholder listed on the reverse side and is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

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E74395-P22798

THE WENDY’S COMPANY

2019 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE WENDY’S COMPANY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2019

The undersigned hereby appoints Todd A. Penegor, Gunther Plosch and E.J. Wunsch, and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy’s Company (the “Company”) that the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders of the Company to be held at the Thomas Conference Center located at the Company’s principal executive offices at One Dave Thomas Boulevard, Dublin, Ohio 43017, on Tuesday, June 4, 2019, at 10:00 a.m. (ET), and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as directed herein by the undersigned. If this proxy is signed, dated and returned without such direction, the shares will be voted FOR the election of each of the director nominees (proposal 1) and FOR proposals 2 and 3.

All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2019 Annual Meeting of Stockholders, Proxy Statement for the 2019 Annual Meeting of Stockholders and 2018 Annual Report to Stockholders.

IMPORTANT - This proxy must be signed and dated on the reverse side.

If you vote by telephone or via the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (ET) on June 3, 2019.

Address Change/Comments:

(If you provide any address change and/or comments above, please mark the corresponding box on the reverse side.) Continued and to be signed on reverse side